ASSET

                           PURCHASE AND SALE AGREEMENT

                                 by and between

                    DSX ENERGY LIMITED, LLP, KEBO OIL & GAS, INC., et al.,
                                    (Sellers)

                                       and

                            BASELINE OIL & GAS CORP.
                                   (Purchaser)


                           dated as of August 7, 2007



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                                TABLE OF CONTENTS

1.      PURCHASE AND SALE......................................................6

        1.1    Agreement to Sell and Purchase..................................6
        1.2    Assets..........................................................7
        1.3    Effective Date..................................................9
        1.4    Gauging and Strapping..........................................10
        1.5    Records........................................................10
        1.6    Excluded Assets................................................10

2.      SALE AND PURCHASE.....................................................11

        2.1    Purchase and Sale..............................................11
        2.2    Purchase Price.................................................11
        2.3    Performance Deposit............................................12
        2.4    Determination of Adjusted Purchase Price.......................12
        2.5    Payment of Adjusted Purchase Price.............................14
        2.6    Tax Purchase Price Allocations.................................14

3.      TITLE MATTERS.........................................................14

        3.1    Access to Records and Assets...................................14
        3.2    Definitions....................................................15
        3.3    Notice of Title Defect.........................................17
        3.4    Remedies for Title Defects.....................................18
        3.5    Procedure for Resolving Title Defects..........................18
        3.6    Value of Defects...............................................19
        3.7    Interest Additions.............................................19
        3.8    Right to Terminate Agreement...................................20
        3.9    Expert Determination...........................................20
        3.10   Preferential Purchase Rights and Consents to Assign............21

4.      CASUALTY LOSS.........................................................23

        4.1    Casualty Loss..................................................23

5.      ENVIRONMENTAL CONDITION...............................................24

        5.1    Physical Condition of the Assets...............................24
        5.2    Environmental Assessment.......................................24
        5.3    Environmental Defect Notice....................................25
        5.4    Remedies for Environmental Defects.............................25
        5.5    Procedure for Resolving Environmental Defects..................25
        5.6    Definitions....................................................26


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6.      REPRESENTATIONS OF SELLERS............................................28

        6.1    Disclaimers....................................................28
        6.2    Representations................................................28
        6.3    Knowledge......................................................33

7.      REPRESENTATIONS OF PURCHASER..........................................33

        7.1    Representations................................................33
        7.2    Knowledge......................................................35

8.      PRE-CLOSING OBLIGATIONS OF SELLERS....................................35

        8.1    Operations.....................................................35
        8.2    Contracts......................................................35
        8.3    Compensation of Sellers........................................35
        8.4    Permissions....................................................36
        8.5    Efforts........................................................36
        8.6    Defaults.......................................................36
        8.7    Operatorship...................................................36
        8.8    Geological and Geophysical Information.........................36
        8.9    Financial Statements...........................................37
        8.10   Reserve Report.................................................37
        8.11   Exclusive Dealing..............................................38

9.      PRE-CLOSING OBLIGATIONS OF PURCHASER..................................38

        9.1    Return of Data.................................................38
        9.2    Efforts........................................................38

10.     CONDITIONS OF SELLERS TO CLOSING......................................38

        10.1   Representations................................................38
        10.2   Performance....................................................39
        10.3   Certificate....................................................39
        10.4   Governmental Consents..........................................39
        10.5   Pending Matters................................................39

11.     CONDITIONS OF PURCHASER TO CLOSING....................................39

        11.1   Representations................................................39
        11.2   Performance....................................................39
        11.3   Officer's Certificate..........................................39
        11.4   Governmental Consents..........................................39
        11.5   Pending Matters................................................40
        11.6   Releases of Liens..............................................40
        11.7   Operations.....................................................40



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12.     CLOSING ..............................................................40

        12.1   Time and Place of the Closing..................................40
        12.2   Change of the Closing Date.....................................40
        12.3   Calculation of Adjusted Purchase Price.........................40
        12.4   Failure to Close...............................................40
        12.5   Closing Obligations............................................41
        12.6   Conveyance.....................................................42

13.     POST-CLOSING OBLIGATIONS..............................................42

        13.1   Post-Closing Adjustments.......................................42
        13.2   Receipts and Credits...........................................43
        13.3   Assumption and Indemnification.................................43
        13.4   Disclaimer.....................................................47
        13.5   Method of Asserting Claims.....................................47
        13.6   Payment........................................................48
        13.7   Limitation on Damages..........................................49
        13.8   Recording......................................................49
        13.9   Cooperation and Further Assurances.............................49

14.     TERMINATION...........................................................50

        14.1   Right of Termination...........................................50
        14.2   Effect of Termination..........................................50

15.     TAXES ................................................................51

        15.1   Apportionment of Ad Valorem and Property Taxes.................51
        15.2   Taxes Paid for Others..........................................52
        15.3   Sales Taxes....................................................52
        15.4   Other Taxes....................................................52
        15.5   Cooperation....................................................52
        15.6   Tax Indemnity..................................................52

16.     MISCELLANEOUS.........................................................53

        16.1   Entire Agreement...............................................53
        16.2   Waiver.........................................................53
        16.3   Headings.......................................................53
        16.4   Assignment.....................................................53
        16.5   No Third Party Beneficiaries...................................53
        16.6   Governing Law..................................................53
        16.7   Notices........................................................54
        16.8   Execution in Counterparts......................................54
        16.9   Expenses.......................................................54
        16.10  Confidentiality................................................54
        16.11  Exhibits and Schedules.........................................55


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        16.12  Publicity......................................................55
        16.13  Use of Sellers' Names..........................................55
        16.14  Severability...................................................55
        16.15  Affiliate......................................................55
        16.16  Attorney's Fees................................................55
        16.17  Interest.......................................................56
        16.18  Exchange.......................................................56
        16.19  Data...........................................................56
        16.20  Execution......................................................56



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                                    Schedules

Schedule 1.1.2 Possible Sellers; Allocation Percentages

Schedule 6.2.1 Organization, Qualification, Good Standing of Sellers

                                    Exhibits

Exhibit A   -  Leases; Interests; Reserved Overriding Royalty Interests

Exhibit B   -  Wells; WI/NRI; Allocated Values

Exhibit C   -  Schedule of Contracts

Exhibit D   -  Preferential Purchase Rights; Required Consents to Assignment

Exhibit E   -  Intentionally Omitted

Exhibit F   -  Environmental Claims

Exhibit G   -  Gas Imbalances

Exhibit H   -  Effective AFE's

Exhibit I   -  General Assignment

Exhibit J   -  Tax Allocations

Exhibit K   -  Bonds


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                                Glossary of Terms

"Accounting Firm" means Ernst & Young, 5 Houston Center, Suite 1200, 1401 McKinney Street, Houston, Texas 77010.

"Adjusted Purchase Price" has the meaning given to it in Section 2.4 of the Agreement.

"Affiliate" has the meaning given to it in Section 16.15 of the Agreement.

"Agreed Rate" has the meaning given to it in Section 13.6.2 of the Agreement.

"Agreement" has the meaning given to it in the introductory paragraph of this Agreement.

"Allocated Value" has the meaning given to it in Section 3.2.4 of the Agreement.

"Allocation Percentage" has the meaning given to it in Section 1.1.2 of the Agreement.

"Applicable Laws" has the meaning given to it in Section 5.6.1 of the Agreement.

"Assets" has the meaning given to it in Section 1.2 of the Agreement.

"Assumed Obligations" has the meaning given to it in Section 13.3.4 of the Agreement.

"Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks in Houston, Texas, are required or authorized by Applicable Laws to be closed.

"Casualty Loss" has the meaning given to it in Section 4.1 of the Agreement.

"Casualty Loss Amount" has the meaning given to it in Section 4.1 of the Agreement.

"Cawley, Gillespie Reserve Report" has the meaning given to it in Section 8.10 of the Agreement.

"CERCLA" is defined in Section 5.6.3 of the Agreement.

"Claim Notice" has the meaning given to it in Section 13.6.1 of the Agreement.

"Closing" has the meaning given to it in Section 12.1 of the Agreement.

"Closing Adjustment Statement" has the meaning given to it in Section 12.3 of the Agreement.

"Closing Date" has the meaning given to it in Section 12.1 of the Agreement.

"Confidentiality Agreement" has the meaning given to it in Section 16.1 of the Agreement.

"Control," "controlled by" and "under common control with" have the meanings given to them in Section 16.15 of the Agreement.


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"Costs" has the meaning given to it in Section 3.1 of the Agreement.

"Decision Notice" has the meaning given to it in Section 3.9.2 of the Agreement.

"Deductible" has the meaning given to it in Section 3.5.2 of the Agreement.

"Defect Expert" has the meaning given to it in Section 3.9.1 of the Agreement.

"Defect Value" has the meaning given to it in Section 3.3 of the Agreement.

"Due Diligence Period" has the meaning given to it in Section 3.3 of the Agreement.

"Effective Date" has the meaning given to it in Section 1.3 of the Agreement.

"Environmental Defect" has the meaning given to it in Section 5.6.2 of the Agreement.

"Environmental Defect Notice" has the meaning given to it in Section 5.3 of the Agreement.

"Environmental Indemnity Payment" has the meaning given to it in Section 5.4 of the Agreement.

"Environmental Laws" has the meaning given to it in Section 5.6.3 of the Agreement.

"Environmental Obligations" has the meaning given to it in Section 13.3.4 of the Agreement.

"Existing Contracts" has the meaning given to it in Section 1.2.4 of the Agreement.

"Final Settlement Date" has the meaning given to it in Section 13.1.2 of the Agreement.

"Finally Determined Casualty Loss" has the meaning given to it in Section 4.1 of the Agreement.

"Finally Determined Environmental Defect" has the meaning given to it in Section
5.5.1 of the Agreement.

"Finally Determined Title Defect" has the meaning given to it in Section 3.5.1 of the Agreement.

"Financial Statements" has the meaning given to it in Section 8.9 of the Agreement

"Form 8594" has the meaning given to it in Section 2.6 of the Agreement.

"Full Interest Purchase Price" has the meaning given to it in Section 2.2 of the Agreement.

"General Assignment" has the meaning given to it in Section 12.5.1 of the Agreement.

"Governmental Body" has the meaning given to it in Section 5.6.4 of the Agreement.

"Hazardous Substances" has the meaning given to it in Section 5.6.5 of the Agreement.

"Hydrocarbons" has the meaning given to it in Section 1.2.3 of the Agreement.


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

"Imbalance Engineer" has the meaning given to it in Section 13.1.3 of the Agreement.

"Indemnified Party" and "Indemnifying Party" have the meanings given to them in
Section 13.6.1 of the Agreement.

"Interest Addition," "Interest Addition Notice," "Interest Addition Rejection Notice," and "Interest Addition Value" have the meanings given to them in
Section 3.7 of the Agreement.

"Interim Period" has the meaning given to it in Section 8.1 of the Agreement.

"IRC" and "Code" have the meanings given to them in Section 2.6 of the Agreement.

"Leases" has the meaning given to it in Section 1.2.1 of the Agreement.

"Lenser Reserve Report" has the meaning given to it in Section 3.6.4 of the Agreement.

"MMCFE" means million cubic feet of gas equivalent.

"Net Revenue Interest" has the meaning given to it in Section 3.2.1 of the Agreement.

"Non-Third Party Claim" has the meaning given to it in Section 13.6.1 of the Agreement.

"NORM" has the meaning given to it in Section 5.1 of the Agreement.

"Notice Period" has the meaning given to it in Section 13.6.2 of the Agreement.

"Offset" has the meaning given to it in Section 3.7 of the Agreement.

"Operations Period" has the meaning given to it in Section 8.3 of the Agreement.

"OSHA" has the meaning given to it in Section 5.6.3 of the Agreement.

"Participation Date" has the meaning given to it in Section 1.1.3 of the Agreement.

"Participation Period" has the meaning given to it in Section 1.1.2 of the Agreement.

"Party" and "Parties" have the meanings given to them in the introductory paragraph of the Agreement.

"Performance Deposit" has the meaning given to it in Section 2.3 of the Agreement.

"Permitted Encumbrances" has the meaning given to it in Section 3.2.2 of the Agreement.

"Personal Property" has the meaning given to it in Section 1.2.6 of the Agreement.

"Plugging and Abandonment" has the meaning given to it in Section 13.3.4 of the Agreement.

"Possible Sellers" has the meaning given to it in Section 1.1.2 of the Agreement.


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"Post-Closing Adjustment Statement" has the meaning given to it in Section
13.1.1 of the Agreement.

"Preliminary Amount" has the meaning given to it in Section 2.5 of the Agreement.

"Properties" and "Property" have the meaning given to them in Section 1.2.1 of the Agreement.

"Property Taxes" has the meaning given to it in Section 15.1 of the Agreement.

"Purchase Price" has the meaning given to it in Section 2.2 of the Agreement.

"Purchaser" has the meaning given to it in the introductory paragraph of this Agreement.

"Purchaser Group" has the meaning given to it in Section 5.2.2 of the Agreement.

"Purchaser's Environmental Assessment" and "Purchaser's Environmental Consultant" have the meanings given to them in Section 5.2.1 of the Agreement.

"PV-NRI" has the meaning given to it in Section 3.6.4 of the Agreement.

"RCRA" is defined in Section 5.6.3 of the Agreement.

"Records" has the meaning given to it in Section 1.2.7 of the Agreement.

"Rejection Notice" has the meaning given to it in Section 3.5.1 of the Agreement.

"Remediation" has the meaning given to it in Section 5.6.6 of the Agreement.

"Remediation Amount" has the meaning given to it in Section 5.6.7 of the Agreement.

"Report Period" has the meaning given to it in Section 8.10 of the Agreement.

"SARA" is defined in Section 5.6.3 of the Agreement.

"Scheduled Closing Date" has the meaning given to it in Section 12.1 of the Agreement.

"SEC" has the meaning given to it in Section 8.10 of the Agreement.

"Seller" and "Sellers" have the meanings given to them in the introductory paragraph of the Agreement.

"Sellers' Group" has the meaning given to it in Section 3.1 of the Agreement.

"Sellers' Title" has the meaning given to it in Section 3.2.1 of the Agreement.

"Survival Date" has the meaning given to it in Section 13.3.3 of the Agreement.

"Technical Data" has the meaning given to it in Section 1.2.8 of the Agreement.


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"Termination Threshold" has the meaning given to it in Section 3.8 of the
Agreement. "Third Party Claim" has the meaning given to it in Section 13.5.1 of the Agreement.

"Title Defect" has the meaning given to it in Section 3.2.3 of the Agreement.

"Title Defect Notice" has the meaning given to it in Section 3.3 of the Agreement.

"Title Indemnity Payment" has the meaning given to it in Section 3.4 of the Agreement.

"Wells" has the meaning given to it in Section 1.2.2 of the Agreement.

"Working Interest" has the meaning given to it in Section 3.2.1 of the Agreement.

"Work Papers" has the meaning given to it in Section 8.9 of the Agreement.


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

                        ASSET PURCHASE AND SALE AGREEMENT

        This Asset Purchase and Sale Agreement (this "Agreement") is made and entered into as of this 7th day of August, 2007, by and between DSX Energy Limited, LLP, a Texas limited liability partnership ("DSX"), having as its address 800 N. Shoreline Blvd., Suite 2570S, Corpus Christi, Texas 78401, KEBO Oil & Gas, Inc. a Texas corporation ("KEBO") having as its address 607 Railroad Avenue, Portland, Texas 78371, and the remaining parties identified on the signature pages to this Agreement under the caption "Sellers" (subject to the terms of Section 1.1.2, each a "Seller", and collectively, "Sellers"), and Baseline Oil & Gas Corp., a Nevada corporation, having as its address 11811 North Freeway, Suite 200, Houston, Texas 77060 ("Purchaser"). Sellers and Purchaser are sometimes collectively referred to in this Agreement as the "Parties" or individually as a "Party".

                              W I T N E S S E T H:

      WHEREAS, Sellers are the owners of undivided interests in and to the Assets (as defined below); and

      WHEREAS, KEBO is the current operator of record with respect to all of the Assets; and

      WHEREAS, Sellers are willing to sell and deliver to Purchaser, and Purchaser is willing to purchase and receive from Sellers, all of the rights and interests of Sellers in and to the Assets upon the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, for and in consideration of the mutual promises of the Parties contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                              1. PURCHASE AND SALE

1.1     Agreement to Sell and Purchase.

1.1.1 Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase and receive from Sellers, and Sellers agree to sell, assign, transfer, convey, and deliver to Purchaser all of Sellers' rights and interests in and to the Assets, as of the Effective Date (as defined below).

1.1.2 Schedule 1.1.2 attached hereto identifies the owners of interests in the Assets in addition to DSX and KEBO ("Possible Sellers") and the corresponding percentage of the Full Interest Purchase Price (as defined below) allocable to each Possible Seller based upon its respective ownership interests in the Assets (in each case, its "Allocation Percentage"). Immediately following the execution of this Agreement by DSX, KEBO, and Purchaser, DSX shall circulate this Agreement among the Possible Sellers for execution. Each Possible Seller shall have until 6:00 p.m., Central Daylight Time, on the third Business Day after the date on which this Agreement is executed by DSX and Purchaser (the "Participation Period") within which to evidence its election to participate in the sale of the Assets contemplated herein by executing and returning to Purchaser a counterpart of the signature page for this Agreement prepared for such Possible Seller. The failure of a Possible

        Seller to execute and return to Purchaser its signature page for this Agreement prior to the expiration of the Participation Period shall constitute an election by such Possible Seller not to sell its interests in the Assets to Purchaser. Subject to the terms of Sections 1.1.3 and 2.3.1, upon the execution by a Possible Seller and return to Purchaser of such Possible Seller's signature page for this Agreement in a timely manner as provided in this Section 1.1.2, the terms of this Agreement shall become binding on and enforceable against such Possible Seller, and such Possible Seller shall become a "Seller" for purposes of this Agreement.

1.1.3 Notwithstanding the execution of this Agreement by DSX and one or more Possible Sellers in accordance with Section 1.1.2, if, prior to the expiration of the Participation Period, Sellers having, in the aggregate, Allocation Percentages of less than ninety-two percent (92%) do not execute and return to Purchaser signature pages for this Agreement in accordance with Section 1.1.2, Purchaser shall have the right to terminate this Agreement. If this Agreement is thus terminated by Purchaser, neither DSX, KEBO, the Possible Sellers who execute and return to DSX signature pages for this Agreement in accordance with
        Section 1.1.2, nor Purchaser shall have any further obligation or liability to the other Party under this Agreement or otherwise in connection with the transactions contemplated herein, subject, however to the terms of Section 14.2. If, prior to the expiration of the Participation Period, Possible Sellers having, in the aggregate, Allocation Percentages equal to or greater than ninety-two percent (92%) execute and return to Purchaser signature pages for this Agreement in accordance with Section 1.1.2, (i) Purchaser shall become obligated to tender to Sellers the Performance Deposit in accordance with the terms of Section 2.3.1, and (ii) Purchaser and Sellers shall execute an amendment to this Agreement that (w) establishes the Purchase Price (as defined below) in accordance with Section 2.2, (x) adds to this Agreement the final version of Exhibit B reflecting the undivided Working Interests of Sellers in each Well (as defined below) and the Allocated Value (as defined below) for such Well, (y) adds to this Agreement the final version of Exhibit J reflecting the allocation of the Purchase Price among the Assets for federal income tax purposes in accordance with the terms of Section 2.6, and (z) adds to this Agreement the final version of Schedule 6.2.1 as contemplated in Section 6.2.1. For purposes of this Agreement, the Business Day during the Participation Period on which Purchaser receives from Possible Sellers the signature pages for this Agreement that cause the aggregate Allocation Percentages of all Sellers who execute and return to Purchaser signature pages for this Agreement in accordance with Section
        1.1.2 at least to equal ninety-two (92%) shall be referred to herein as the "Participation Date."

1.2 Assets. The term "Assets" as used herein shall mean all of the following properties, rights, and interests:

1.2.1 All of Sellers' rights, titles and interests in and to all oil and gas leasehold interests, record title interests, overriding royalty interests (not otherwise expressly excluded and reserved herefrom pursuant to Section 1.6), net profits interests, production payments, operating rights, carried interests, reversionary interests, conversion rights and options, and other similar interests of whatever kind or character, whether legal or equitable, vested or contingent, and regardless of whether such rights and interests are described on Exhibit A, in, to, under, and that are otherwise attributable to the oil, gas,


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

        and mineral leases described in the attached Exhibit A (limited in all respects to the lands and depths covered thereby, or the applicable part or portion thereof if limited specifically as to depth or geographic area, as described in said Exhibit A) and the leasehold estates created thereby (collectively, the "Leases"), and/or the production of Hydrocarbons (as defined below) therefrom or allocable thereto, and the lands included in any units created by pooling, unitization, or communitization agreements or governmental pooling or unitization orders in effect with respect to the Leases or the lands covered thereby. All of the Leases, interests and lands described in this Section 1.2.1 are hereinafter collectively called the "Properties" and singularly a "Property."

1.2.2 Subject to the terms of Section 1.1.3, the undivided interests identified in Exhibit B in and to all producing oil wells and gas wells, water wells, saltwater disposal wells, injection wells, temporarily abandoned wells, and plugged and abandoned wells located on the Properties or on lands pooled, unitized, or communitized therewith, including, without limitation, the producing oil and/or gas wells, water wells, saltwater disposal wells, injection wells, and temporarily abandoned wells listed on Exhibit B (such wells listed on Exhibit B hereto being called herein the "Wells").

1.2.3 All of the rights, titles, and interests of Sellers in and to all crude oil, natural gas, condensate, distillate, natural gasoline, natural gas liquids, plant products, refined petroleum products, other liquid or gaseous hydrocarbons (including, without limitation, coalbed methane), sulphur, other gases (including, without limitation, hydrogen and carbon dioxide), and every other mineral or substance, or any of them, the right to explore for which, or an interest in which, is granted pursuant to the Leases (collectively, "Hydrocarbons") (i) produced from or allocable to the interests of Sellers in the Properties and existing in pipelines, storage tanks, or other processing or storage facilities upstream of the delivery points to the relevant purchasers on the Effective Date, and (ii) produced from or allocable to such interests of Sellers on and after the Effective Date.

1.2.4 All of the rights, titles, and interests of Sellers in, to, and under any and all surface leases; rights-of-way and easements; operating agreements; exploration agreements; Hydrocarbon purchase, sales, exchange, processing, gathering, storage, treatment, compression, transportation and balancing agreements; farmout, farmin, and participation agreements (except to the extent expressly excluded and reserved herefrom pursuant to Section 1.6); dry hole, bottom hole, acreage contribution, purchase and acquisition agreements; area of mutual interest agreements; salt water injection and disposal agreements; permits; licenses; servitudes; and all other similar contracts and agreements and any amendments thereto relating to the Properties (collectively, the "Existing Contracts").

1.2.5 All of the rights, titles, and interests of Sellers in, to, and under any and all valid Hydrocarbon unitization, pooling, or communitization agreements and/or orders in effect with respect to the Properties, including, without limitation, all units formed under orders, rules, regulations, or other official acts of any Governmental Body having jurisdiction, voluntary pooling, communitization, and unitization agreements, designations and/or declarations, and so-called "working interest units" created under operating agreements or otherwise relating to the Properties.


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

1.2.6   Except as otherwise expressly excluded and reserved herefrom pursuant to
        Section 1.6(x), all of the rights, titles, and interests of Sellers in and to all surface or subsurface machinery, equipment, platforms, facilities, supplies or other property of whatsoever kind or nature now or hereafter located on or under any of the Properties and which relate to or are useful for the production, treatment, storage or transportation of Hydrocarbons, including, without limitation, all wellhead equipment, casing, tubing, rods, pumping units and engines, christmas trees, derricks, separators, compressors, dehydration units, heater-treaters, boilers, valves, gauges, meters, pumps, generators, motors, gun barrels, flow lines, tanks and tank batteries, water lines, gas lines, gas processing plants and other plants, gathering lines, laterals and trunklines, gas systems (for gathering, treating and compression), chemicals, solutions, water systems (for treating, disposal and/or injection), power plants, poles, lines, transformers, starters, controllers, machine shops, tools, storage yards and equipment stored therein, buildings and camps, telegraph, telephone and other communication systems, loading docks, loading racks and shipping facilities, equipment and facilities, and any and all additions, accessions to, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto (all such machinery, equipment, platforms, facilities, supplies and other property, excluding, however, the Wells, being collectively called the "Personal Property").

1.2.7 All of the files, records and data directly relating to the items described in Sections 1.2.1 through 1.2.6 (but including only copies of the hereinafter described tax and accounting records), including, without limitation, joint interest billings, check receipts and third party disbursement records, copies of files and records relating to Property Taxes and severance, sales, excise, and other production-related taxes, legal files, land, lease, and contract files, title records, division order records, production records, operations records, environmental records, insurance records, regulatory records, and all other files, records, and information relating to the items described in Sections 1.2.1 through 1.2.6 in the possession of Sellers except where the transfer or disclosure of such files, information, or records is restricted by agreement with third parties or excluded by the terms of this Agreement (as more fully set forth in Section 1.6) (collectively, the "Records"); provided, however, that Sellers have the rights with respect to the Records as provided in Section 1.5 below.

1.2.8 All maps, electric logs, core data, pressure data, decline curves, graphical production curves, geological, geophysical, reserve engineering, and other scientific and technical information, reports, and data (including, without limitation, conventional two-dimensional and three-dimensional seismic data) that relate exclusively to the Assets, do not constitute Excluded Assets subject to Section 1.6, and only in the event and to the extent the transfer or disclosure of which is not restricted by agreement with third parties (collectively, "Technical Data").

1.3 Effective Date. Ownership of the Assets shall be transferred from Sellers to Purchaser at the Closing (as defined below), but shall be effective as provided in Section 2.4 below as of 7:00 a.m. (local time where the Assets are located) on June 1, 2007 (the "Effective Date"). Except as may be otherwise specifically provided herein, Sellers, severally according to their respective ownership interests in the Assets and not jointly, shall be entitled to any amounts realized from and accruing to the Assets (including contract rights, gas contract settlements, take-or-pay claims, and other claims and causes of action) for all periods prior to the Effective Date and shall be liable for the payment of all expenditures relating to the Assets and attributable to all periods prior to the Effective Date. Except as may be otherwise specifically provided herein, Purchaser shall be entitled to any amounts realized from and accruing to the Assets for all periods on and after the Effective Date, and shall be liable for the payment of all expenses relating to the Assets and attributable to all periods on and after the Effective Date.

1.4 Gauging and Strapping. Sellers have caused the oil storage facilities on or utilized in connection with the Properties to be gauged or strapped as of the Effective Date. Sellers also have caused the gas production meter charts (or if such do not exist, the sales meter charts) on the pipelines transporting gas production from the Assets to be read as of the Effective Date. Prior to the Closing, Purchaser, upon request, shall be provided with access to the records of the gauging, strapping or chart reading for the purpose of verifying such records.

1.5 Records. Sellers shall deliver to Purchaser, within thirty (30) days after the Closing or such later time as Purchaser may request, but in no event later than three (3) months after the Closing, all Records. Sellers shall have the right to make and retain such copies of the Records as Sellers may desire prior to the delivery of the Records to Purchaser. Purchaser, for a period of seven
(7) years after the Closing, shall further make available to Sellers (at the location of such Records in Purchaser's organization), access to the Records during normal business hours, upon written request of Sellers, and Sellers shall have the right to copy, at their own expense, and retain such copies of the Records. If, however, Purchaser elects to destroy any of the Records, either before or after the expiration of such seven (7) year period, Purchaser shall give to Sellers written notice of such intent at least thirty (30) days prior to such destruction, and Sellers shall have the option, at its expense, of having such Records delivered to it. SELLERS MAKE NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE ACCURACY OR COMPLETENESS OF THE RECORDS, OR ANY PORTION THEREOF, AND PURCHASER EXPRESSLY ACKNOWLEDGES SUCH DISCLAIMER AND AGREES TO ASSUME SOLE RESPONSIBILITY FOR ANY CONSEQUENCES BASED UPON, PURCHASER'S USE OF, OR RELIANCE UPON, THE RECORDS.

1.6 Excluded Assets. There is expressly excluded from the Assets to be conveyed pursuant hereto, and each Seller shall except, reserve, and retain to itself, severally according to its respective ownership thereof and not jointly, the following properties and assets: (i) all corporate, financial, legal, and tax records of each Seller; (ii) all deposits, cash, checks in process of collection, cash equivalents, accounts receivable and funds attributable to the Assets for the period prior to the Effective Date; (iii) all rights, interests, and claims that Sellers may have under any policy of insurance or indemnity, surety bond, or any insurance or condemnation proceeds or recoveries from third persons relating to property damage or Casualty Loss affecting the Assets occurring prior to the Effective Date; (iv) all claims, whether in contract, in tort, or arising by operation of law, and whether asserted or unasserted as of the Closing Date, that Sellers may have against any person arising out of acts, omissions, or events, or injury to or death of persons or loss or destruction of or damage to property, relating in any way to, the Assets that occurred prior to the Effective Date; provided, however, that no such claim may be settled, compromised, or otherwise resolved in a manner that results in an obligation borne by Purchaser or the Assets on and after the Effective Date without the prior written consent of Purchaser, which shall not to be unreasonably withheld or delayed; (v) all exchange traded futures contracts and over-the-counter derivative contracts of any Seller as to which such Seller has an open position as of the Effective Date; (vi) any and all rights to use the names, marks, trade dress or insignia of any Seller, and all of the intellectual property of each Seller, including, without limitation, proprietary or licensed computer software; patents; trade secrets; copyrights; all geological and geophysical information and data (including, without limitation, conventional two-dimensional and three-dimensional seismic data) that image, cover, or otherwise pertain in any way to lands and/or subsurface intervals not included in the Assets, or Technical Data as to which the sale or disclosure of such data is restricted or prohibited by agreement with third parties, and Sellers' proprietary interpretations of any of the foregoing; economic analyses; and pricing forecasts; (vii) all amounts due or payable to any Seller as adjustments to insurance premiums related to the Assets for periods prior to the Effective Date; (viii) all claims of any Seller for any tax refunds and loss carry-forwards and carry-backs with respect to any taxes relating to the Assets for periods prior to the Effective Date; (ix) all audit rights and all amounts due or payable to any Seller as refunds, adjustments, or settlements of disputes arising under the Properties or the Existing Contracts for periods prior to the Effective Date; all inventories of pipe, equipment and other Personal Property not currently in use or allocated for use in connection with the Assets, and the surface location(s) where such items of property are located; (xi) all rights to drill future Hydrocarbon wells on and rights to earn additional interests in lands and subsurface intervals covered by the Leases, as well as other leases and lands, not included within the Assets under the terms of that certain Farmout Agreement dated May 5, 1995, as amended and/or extended, by and between Sue-Ann Production Company and Douglas Sartoris; (xii) the overriding royalty interests reserved by DSX in Article II of the General Assignment; and (xiii) all other interests, rights, property, and assets of Sellers not located on or used in connection with the Assets or otherwise specifically included in the definition of the Assets.

                              2. SALE AND PURCHASE

2.1 Purchase and Sale. At the Closing, Sellers shall sell, assign, transfer, and convey to Purchaser, and Purchaser shall purchase and pay for, the Assets, and Purchaser shall also assume the Assumed Obligations as set forth in Section 13.3.4.

2.2 Purchase Price. The purchase price to be paid by Purchaser to Sellers with respect to the Assets (the "Purchase Price") shall equal the product obtained by multiplying (i) the aggregate Allocation Percentages of DSX, KEBO, and those Possible Sellers who execute and return to Purchaser signature pages for this Agreement in a timely manner in accordance with Section 1.1.2, by (ii) ONE HUNDRED MILLION AND NO/100 Dollars U.S. ($100,000,000.00) (the "Full Interest Purchase Price"). If all Possible Sellers execute and return to Purchaser signature pages for this Agreement in a timely manner in accordance with Section 1.1.2, the Purchase Price shall equal the Full Interest Purchase Price. To the extent that the Purchase Price is less than the Full Interest Purchase Price, such shortfall shall not be taken into account in determining whether (y) the Deductible (as defined below) has been met for purposes of Section 3.5.2 or
Section 5.5.2, or (z) the Termination Threshold (as defined below) has been met for purposes of Section 3.8. The amount of the Purchase Price is set in consideration of Purchaser's assumption of the Assumed Obligations as set forth in Section 13.3.4.

2.3     Performance Deposit.

2.3.1 If Possible Sellers having, in the aggregate, Allocation Percentages equal to or greater than ninety-two percent (92%) execute and return to Purchaser signature pages for this Agreement in accordance with Section 1.1.2, Purchaser, as evidence of Purchaser's good faith intention to consummate the transactions contemplated hereby, shall tender to DSX, on behalf of Sellers, no later than 6:00 p.m., Central Daylight Time, on the second Business Day after the Participation Date, a cash performance deposit in the amount of TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 Dollars U.S. ($2,500,000.00) (the "Performance Deposit"). If Purchaser fails to tender to Sellers the Performance Deposit in a timely manner as provided in the immediately preceding sentence of this Section 2.3.1, Sellers shall have the right to terminate this Agreement. If this Agreement is thus terminated by Sellers, neither Sellers nor Purchaser shall have any further obligation or liability to the other Party under this Agreement or otherwise in connection with the transactions contemplated herein, subject, however, to the terms of Section 14.2.

2.3.2   If Sellers terminate this Agreement in accordance with Section 14.1.2 or
        Section 14.1.5 hereof, Sellers shall retain the Performance Deposit as liquidated damages; provided that nothing contained herein shall prohibit Purchaser from contesting the basis for Sellers' decision to terminate and seeking recovery of such Performance Deposit through any legal means available to it. The Parties agree that the Performance Deposit is a reasonable sum considering all the circumstances existing on the date of this Agreement, including the relationship of the sum to the range of harm to Sellers that reasonably could be anticipated and the anticipation that proof of actual damages would be costly or inconvenient. If this Agreement is otherwise terminated for any reason by either Sellers or Purchaser pursuant to the terms thereof, the Performance Deposit shall be returned to Purchaser, except to the extent otherwise provided in Section 8.10. In the event the transactions contemplated herein close, the Performance Deposit shall be retained by Sellers and credited against the Purchase Price payable by Purchaser hereunder.

2.4 Determination of Adjusted Purchase Price. The net purchase price for the Assets (the "Adjusted Purchase Price") shall be determined as follows:

2.4.1   The Purchase Price;

2.4.2 Plus the amount of the value of all merchantable Hydrocarbons produced from or allocable to the Properties existing in pipelines, storage tanks, or other processing or storage facilities (including, without limitation, unsold inventories of plant products owned by Sellers if any) upstream of the delivery points to the relevant purchasers as of the Effective Date, the value to be based on the contract price applicable to such Hydrocarbons in effect as of the Effective Date (or the market value, if there is no contract price, in effect as of the Effective Date), less amounts payable as royalties, overriding royalties, and other, similar burdens upon such Hydrocarbons;

2.4.3 Plus the amount of all actual expenditures made or prepaid by Sellers that are incurred in connection with the Assets which are attributable to periods on and after the Effective Date through the Closing Date, including, without limitation: rentals, shut-in well payments, and other lease maintenance payments; operating costs; premiums on insurance policies allocable to the period on and after the Effective Date through the Closing Date; capital costs (including, without limitation, all drilling costs, completion costs, acreage expenditures, acquisition expenditures, seismic expenditures, and waterflood expenditures); and the direct, overhead, and other charges and expenses (including, without limitation, the salaries, wages, and personal expenses of technical employees of Sellers directly employed on the Assets, to the extent that such charges are permitted as direct charges to the joint account under the terms of the applicable joint operating agreements) billed to Sellers by the operator or operators (including, without limitation, KEBO or its Affiliates) of the Assets under applicable operating agreements (or if KEBO or its Affiliate is the operator in the absence of an operating agreement, the charges provided in Section 8.3 hereof), including, without limitation, unreimbursed expenses paid by Sellers on behalf of third parties to which Sellers are entitled to reimbursement under such operating agreements;

2.4.4 Plus an amount equal to upward adjustments for Interest Additions determined in accordance with Section 3.7, and the amount of any interest accrued on the Purchase Price pursuant to Section 12.2;

2.4.5 Plus the total amount of any Property Taxes (as defined below) paid by any Seller for its or another Seller's accounts, relating to the Assets and attributable to any period of time on and after the Effective Date, as further provided for in Sections 15.1 and 15.2 and to the extent same are not included under Section 2.4.3 above;

2.4.6 Less the amount of the actual proceeds received by Sellers in the ordinary course of business that are attributable to Hydrocarbon production from the Properties on and after the Effective Date through the Closing Date (net of any royalties and of any production, severance, sales, or other taxes actually paid by or on behalf of Sellers), together with any other monies or credits attributable to the ownership or operation of the Assets on and after the Effective Date through the Closing Date;

2.4.7 Less the amount of the Performance Deposit and all other advances and deposits relating to the Assets that are received by Sellers prior to the Closing Date and attributable to periods of time on or after the Effective Date;

2.4.8 Less an amount equal to the aggregate of all Title Indemnity Payments made in accordance with Article 3;

2.4.9 Less an amount equal to the aggregate of all Environmental Indemnity Payments made in accordance with Article 5;

2.4.10 Less an amount equal to the Allocated Value of (i) the Assets with respect to which preferential purchase rights have been exercised prior to the Closing Date, or (ii) Assets excluded for failure to obtain a required consent prior to the Closing Date, each in accordance with
        Section 3.10;

2.4.11 Less the value of any Sellers' prorated shares of all accrued but unpaid Property Taxes relating to the Assets for the period prior to the Effective Date in accordance with Sections 15.1 and 15.2;

2.4.12 Less an amount equal to all Casualty Loss Amounts paid in accordance with Article 4;

2.4.13 Less or plus, as the case may be, an amount necessary to adjust for the net gas imbalances as determined pursuant to Section 13.1.3; and

2.4.14 Less an amount equal to the net proceeds and receivables related to the Assets which are payable to third parties and are held in suspense by any Seller on the Closing Date.

2.5 Payment of Adjusted Purchase Price. At the Closing, Purchaser shall cause to be delivered by wire transfer to Sellers, or, in the event Sellers so request, to an escrow agent determined by Sellers, an amount in immediately available U.S. funds equal to the Purchase Price, plus or minus the adjustments provided for in Section 2.4 calculated as provided in Section 12.3 (the "Preliminary Amount"). At the Closing, the Preliminary Amount shall be deposited to the accounts of Sellers in the amounts and into the accounts set forth in a notice to be given by Sellers to Purchaser concurrently with Sellers' delivery to Purchaser of the Closing Adjustment Statement pursuant to Section 12.3. The Preliminary Amount paid at the Closing shall be subject to later adjustment pursuant to Section 13.1.

2.6 Tax Purchase Price Allocations. Sellers and Purchaser recognize that reporting requirements, as imposed by Section 1060 of the Internal Revenue Code of 1986, as amended (the "IRC" or "Code"), and the regulations thereunder, may apply to the transaction contemplated by this Agreement. Except as may otherwise be required by the IRC and regulations thereunder or other Applicable Laws, Sellers and Purchaser agree (i) that for tax reporting purposes, the Purchase Price shall be allocated among the Assets as set forth in the final version of Exhibit J attached to this Agreement pursuant to Section 1.1.3, and such allocation shall be used in preparing Internal Revenue Service Form 8594 ("Form 8594") pursuant to the regulations under Section 1060 of the Code, and (ii) not to assert, in connection with any tax return, tax audit, or similar proceeding, any allocation of the Purchase Price that differs from that set forth in Exhibit J to this Agreement. In the event of any adjustment of the Purchase Price pursuant to the terms of this Agreement, Sellers and Purchaser shall adjust the allocations reflected in Exhibit J accordingly and report such adjustments in conformity with Section 1060 of the Code and the regulations thereunder.

                                3. TITLE MATTERS

3.1 Access to Records and Assets. Upon execution of this Agreement and until the Closing, and thereafter to the extent any Sellers, or any Affiliate thereof, retains physical possession of any of the Assets and/or Records, Sellers shall make the Records (including, without limitation, all revenue statements, lease operating statements, invoices, and regulatory reports necessary to permit Purchaser to verify the historical and current lease operating statements and joint interest billings prepared with respect to the Assets) available to Purchaser at Sellers' designated offices located at the offices of KEBO at 607

Railroad Avenue, Portland, Texas, during normal business hours for examination and copying by Purchaser and shall grant to Purchaser access to such Properties for inspection. No Seller shall be obligated to perform any title work or provide abstracts other than those presently in such Seller's possession, nor will any existing title opinions be made current by any Seller. Sellers will use reasonable commercial efforts to furnish to Purchaser all other information with respect to the Assets that Purchaser may from time to time reasonably request, except to the extent that any Seller determines in good faith that it is prohibited by agreement with a third party from disclosing the information covered thereby. Purchaser agrees to conduct its due diligence in a professional and orderly manner and at its own cost and expense without disruption of any Seller's normal and usual operations. PURCHASER SHALL INDEMNIFY AND HOLD HARMLESS EACH SELLER, AND ITS AFFILIATES, TOGETHER WITH THEIR RESPECTIVE PARTNERS, CO-VENTURERS, SHAREHOLDERS, MEMBERS, OFFICERS, DIRECTORS, TRUSTEES, EMPLOYEES, AGENTS (INCLUDING, WITHOUT LIMITATION, RICHARDSON BARR SECURITIES, INC.), AND REPRESENTATIVES (COLLECTIVELY, THE "SELLERS' GROUP"), FROM ANY AND ALL CLAIMS, DEMANDS, DAMAGES, LOSSES, LIABILITIES, COSTS AND EXPENSES, INCLUDING COURT COSTS AND REASONABLE ATTORNEY'S FEES (COLLECTIVELY, "COSTS"), ARISING OUT OF, OR RESULTING FROM PURCHASER'S ACTS OR OMISSIONS IN CONNECTION WITH ITS ACCESS TO THE ASSETS, REGARDLESS OF WHETHER SUCH COSTS ARE ATTRIBUTABLE, IN WHOLE OR IN PART, TO THE NEGLIGENCE, SOLE OR CONCURRENT, OF THE SELLERS' GROUP.

3.2 Definitions. For purposes of this Agreement, the following expressions and terms will have the meanings set forth hereinafter:

3.2.1 "Sellers' Title" shall mean, as to each Well, that (i) Sellers (and upon Closing, Purchaser), by virtue of their ownership interests therein, are collectively entitled to receive a fractional decimal interest of not less than the "Net Revenue Interest" set forth for each Well on Exhibit B, without reduction, suspension, or termination throughout the productive life of each Well (unless otherwise shown on Exhibit B); (ii) Sellers are collectively obligated to bear (and after the Closing, Purchaser shall be obligated to bear) a fractional decimal interest of not more than the "Working Interest" set forth for each Well on Exhibit B of the costs and expenses related to the maintenance, development, drilling, equipping, testing, completion, sidetracking, reworking and operation of each such Well, without increase throughout the productive life thereof (unless otherwise shown on Exhibit B); and (iii) such Well is free and clear of liens, encumbrances, and other defects or irregularities in title, except for Permitted Encumbrances.

3.2.2   "Permitted Encumbrances" shall mean:

        (a) lessors' royalties, overriding royalties, payments out of production, reversionary interests, and other similar burdens affecting the aggregate Net Revenue Interest of all parties comprising Sellers if the net cumulative effect of such burdens does not operate to (i) reduce the aggregate Net Revenue Interest of Sellers in any Well to less than the Net Revenue Interest set forth for such Well in Exhibit B; or (ii) increase the aggregate Working Interest of Sellers in any such Well to greater than the

               Working Interest set forth for such Well in Exhibit B (unless the aggregate Net Revenue Interest of Sellers therein is increased in the same proportion);

        (b) preferential rights to purchase, required third party consents to assignment, and similar agreements with respect to which, prior to the Closing, (i) waivers or consents are obtained from the appropriate parties; (ii) the appropriate time for asserting such rights has expired without an exercise of such rights; (iii) with respect to consents, such consent need not be obtained prior to assignment, or the failure to obtain such consent will not have a material adverse effect on the value of the affected Well, or may not reasonably be expected to subject Purchaser to liability in favor of any third party;

        (c) all rights to consent by, required notices to, filings with, or other actions by Governmental Bodies in connection with the sale or conveyance of the Assets if the same are customarily obtained subsequent to such sale or conveyance;

        (d) non-consent penalties applied against the interest of any Sellers arising under applicable operating agreements which are scheduled on Exhibit C and taken into account in the calculation of the interests shown on Exhibit B;

        (e) easements, rights-of-way, servitudes, permits, surface leases, and other rights in respect of surface operations that are not a part of, but that burden, the Assets;

        (f) such Title Defects as Purchaser has waived or released or is deemed to have waived pursuant to the terms of this Agreement;

        (g) the terms and conditions of all Existing Contracts; provided, however, that the effect of such terms and conditions is reflected in the calculation of the Working Interests and Net Revenue Interests set forth for the Wells in Exhibit B;

        (h) rights of reassignment, to the extent any exist as of the date of this Agreement, upon the surrender or expiration of any Lease;

        (i) liens for taxes not yet due or not yet delinquent or, if due or delinquent, that are being contested in good faith;

        (j) materialman's, mechanic's, repairman's, employee's, contractor's, operator's, and other similar liens or charges encumbering the Assets that arise in the ordinary course of business (i) if they have not been filed pursuant to Applicable Law, (ii) if filed, they have not yet become due and payable, or payment is being withheld as provided by Applicable Law, or (iii) if their validity is being contested in good faith by appropriate action;

        (k) all rights reserved to or vested in any Governmental Body to control or regulate any of the Assets in any manner, and all Applicable Laws;

        (l) all defects and irregularities of title that would not reasonably be expected to result in claims that would materially and adversely affect the title of any Seller to, or the ownership, operation, or value of, the Assets, including, without limitation
               (i) defects in the early chain of title consisting of the failure to recite marital status or the omission of succession or heirship proceedings; (ii) defects or irregularities arising out of the lack of a survey (but not defects or irregularities, the existence of which is demonstrated by a survey); (iii) defects or irregularities arising out of or relating to the lack of powers of attorney from corporations to execute and deliver documents on their behalf or lack of spousal joinder; (iv) defects of title which result from the failure to file assignments or other documents in the state or federal records so long as such assignments or other documents are properly recorded in the county records; and (v) irregularities cured by possession under applicable statutes of limitation and statutes relating to acquisitive (or liberative) prescription; and

        (m) all other liens, charges, encumbrances, instruments, obligations, defects and irregularities affecting the Assets which, individually or in the aggregate, do not: (i) interfere materially with the operation, value, or use of any of the Wells;
               (ii) do not prevent Purchaser from receiving the proceeds of production from any of the Wells; (iii) do not reduce the aggregate interests of all Sellers with respect to Hydrocarbons produced from any Well below the Net Revenue Interest set forth for such Well on Exhibit B; or (iv) do not increase the aggregate share of the costs and expenses that Sellers are obligated to pay above the Working Interest set forth for such Well in Exhibit B without a proportionate increase in the Net Revenue Interest for such Well.

3.2.3 "Title Defect" shall mean any matter: (i) that would cause the title to any Well fail to be as reflected in Sellers' Title, or that reflects a failure in Sellers' title to any Property; (ii) has a Defect Value (as hereinafter defined) which is greater than $25,000; and (iii) as to which notice is provided to Sellers in a timely manner as provided for in Section 3.3.

3.2.4 "Allocated Value" means, with respect to each Well, the amount set forth on the final version of Exhibit B attached to this Agreement pursuant to
        Section 1.1.3 under the column styled "Allocated Value" for such Well. For purposes of this Agreement, Sellers and Purchaser agree and stipulate that the Allocated Values set forth in Exhibit B have been established solely for use in calculating adjustments to the Purchase Price as provided herein, and not for purposes of federal, state, local, or foreign income taxation, such Allocated Values being solely for the convenience of the Parties.

3.3 Notice of Title Defect. During the period of time between the execution of this Agreement and September 21, 2007 (the "Due Diligence Period"), Purchaser may review title to the Assets and may notify Sellers in writing (the "Title Defect Notice") of any Title Defect; provided, however, Purchaser shall notify Sellers of any Title Defect it discovers as soon as reasonably practicable after its discovery. Any notice provided hereunder shall include appropriate evidence to substantiate Purchaser's position, including a description of the Title Defect, the basis for the Title Defect, the portion of the Well or Wells affected by the Title Defect, the Allocated Value therefore, the amount by which Purchaser reasonably believes, in accordance with the provisions of Section 3.6, the value of the affected Well or Wells would be reduced if the Title Defect were uncured (the "Defect Value"), and the computations and information upon which Purchaser's belief is based. Purchaser will be deemed to have conclusively waived any matter reflected in the public records of the county where the Properties are located as of the end of the Due Diligence Period or in any documents or records made available by Sellers to Purchaser pursuant hereto that would otherwise qualify as a Title Defect but about which Purchaser fails to notify Sellers in writing in the manner described above prior to the expiration of the Due Diligence Period.

3.4 Remedies for Title Defects. For any Title Defect properly asserted by Purchaser during the Due Diligence Period, subject to the termination rights of both Parties pursuant to Section 3.8 hereof, Sellers shall have the option, in their sole discretion, of (i) curing the Title Defect, (ii) contesting the Title Defect or the Defect Value, or (iii) subject to the terms of Section 3.5.2, reducing the Purchase Price by the amount of the Defect Value ("Title Indemnity Payment").

3.5 Procedure for Resolving Title Defects. With respect to Title Defects properly and timely asserted by Purchaser as provided herein, the following procedures shall apply.

3.5.1 If Sellers contest the existence of a Title Defect or the Defect Value applicable thereto, Sellers shall so notify Purchaser in writing on or before five (5) days after Sellers' receipt of the Title Defect Notice ("Rejection Notice"). The Rejection Notice shall state with reasonable specificity the basis of Sellers' rejection of the Title Defect or the Defect Value. No later than five (5) days following Purchaser's receipt of the Rejection Notice, representatives of Purchaser and Sellers, knowledgeable in title matters, shall meet and either: (i) agree to mutually reject the particular Title Defect, or (ii) agree on the validity of such Title Defect and the Defect Value, in which case Sellers shall cure such Title Defect at their own expense and to their reasonable satisfaction and, failing such cure, make the Title Indemnity Payment therefor, subject to the limitations set forth in Section 3.5.2. If the Parties cannot agree on either option (i) or (ii) in the preceding sentence, the Title Defect or the Defect Value subject to the Rejection Notice shall be submitted to dispute resolution in accordance with the procedures set forth in Section 3.9. Each Title Defect as to which Sellers and Purchaser reach agreement hereunder concerning the validity of such Title Defect and its Defect Value or as to which such validity and/or Defect Value is finally determined pursuant to Section
        3.9 shall be referred to herein as a "Finally Determined Title Defect."

3.5.2 Notwithstanding the provisions of Section 3.5.1, and except as otherwise provided in Section 3.10, Sellers shall not be obligated to pay any Title Indemnity Payment, Environmental Indemnity Payment, or Casualty Loss Amount hereunder unless, and only to the extent that, the sum of
        (i) the aggregate Defect Values for all uncured, Finally Determined Title Defects, plus (ii) the aggregate Remediation Amounts for all unremedied Finally Determined Environmental Defects, plus (iii) the aggregate Casualty Loss Amounts for all unrepaired Finally Determined Casualty Losses, exceeds a deductible of five percent (5.0%) of the Purchase Price (the "Deductible"). If Purchaser asserts Finally Determined Title Defects for which Sellers elect to make a Title Indemnity Payment, and the sum of (x) the aggregate Defect Values for such uncured Finally Determined Title Defects plus (y) the aggregate Remediation Amounts for all unremedied Finally Determined Environmental


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        Defects, plus (z) the aggregate Casualty Loss Amounts for all unrepaired
        Finally Determined Casualty Losses do not exceed the Deductible, no Title Indemnity Payment shall be made.

3.6 Value of Defects. The Defect Value for a Title Defect shall be determined as follows:

3.6.1 If, because of the Title Defect, title to a particular Well fails completely with the effect that Sellers have no ownership interest in the relevant Well, the Defect Value shall be the Allocated Value of that Well.

3.6.2 If the Title Defect consists of a lien, encumbrance or other charge upon a Well which is liquidated in amount, the Defect Value shall be the amount necessary to pay the obligee to remove such Title Defect.

3.6.3 If the actual aggregate Net Revenue Interest of Sellers in a Well is less than the Net Revenue Interest set forth for such Well in Exhibit B throughout the remaining productive life of such Well, the Defect Value shall be an amount equal to (i) the ratio of (x) the difference obtained by subtracting the actual Net Revenue Interest for such Well from the Net Revenue Interest set forth for such Well on Exhibit B, to (y) the Net Revenue Interest set forth for such Well on Exhibit B, (ii) multiplied by the Allocated Value for such Well.

3.6.4 If the actual aggregate Net Revenue Interest of Sellers in a Well is less than the Net Revenue Interest set forth for such Well in Exhibit B for less than the remaining productive life of such Well, or if the actual aggregate Working Interest of Sellers in a Well is greater than the Working Interest set forth for such Well in Exhibit B without a proportionate increase in the relevant Net Revenue Interest, then the Defect Value shall be equal to the Allocated Value for such Well multiplied by a fraction (i) the numerator of which shall be the net present value, as of the Effective Date, of the aggregate interests of Sellers in the future net revenues from such Well set forth in that certain reserve report dated May 31, 2007, covering the Properties as of June 1, 2007, prepared by R. A. Lenser & Associates (the "Lenser Reserve Report"), a copy of which has been previously delivered to Purchaser, discounted at ten percent (10%) per annum (the "PV-NRI"), minus the net present value, as of the Effective Date, of the aggregate interests of Sellers in the future net revenues from such Well calculated based upon the same production, cost, and assumed future price estimates and such other methods, techniques and assumptions used in the preparation of the Lenser Reserve Report but taking into account the Title Defect, and (ii) the denominator of which shall be the PV-NRI.

3.6.5 If the Title Defect is one other than described in Sections 3.6.1 through 3.6.4, the Defect Value shall be the amount agreed to by Sellers and Purchaser or, failing such agreement, the Defect Value shall be determined pursuant to Section 3.9 below.

3.7 Interest Additions. If Sellers discover that the actual aggregate Net Revenue Interest of Sellers for a Well is greater than the Net Revenue Interest shown for such Well on Exhibit B, and such Well is otherwise free of Title Defects (an "Interest Addition"), then Sellers shall, from time to time, have the right to give Purchaser written notice of such Interest Additions ("Interest


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

Addition Notice"), as soon as practicable but no later than the end of the Due Diligence Period, stating with reasonable specificity the Well affected, the particular Interest Addition claimed, and Sellers' good faith estimate of the amount by which the Additional Interest increases the value of the affected Well over and above the Allocated Value for such Well ("Interest Addition Value"). If Purchaser agrees with the existence of the Interest Addition and Sellers' good faith estimate of the Interest Addition Value, and such Interest Addition Value exceeds $25,000, then the Interest Addition Value shall be applied as an offset to any Title Indemnity Payment or Environmental Indemnity Payment required of Sellers ("Offset"). If Purchaser contests the existence of the Interest Addition or Sellers' good faith estimate of the Interest Addition Value, then Purchaser shall so notify Sellers in writing on or before five (5) days after receipt of the Interest Addition Notice ("Interest Addition Rejection Notice"). The Interest Addition Rejection Notice shall state with reasonable specificity the basis of Purchaser's rejection of the Additional Interest or the Interest Addition Value. No later than five (5) days following delivery of the Interest Addition Rejection Notice, representatives of Purchaser and Sellers, knowledgeable in title matters, shall meet and either (i) agree to mutually reject the Interest Addition, in which case Sellers shall waive the Interest Addition, or (ii) agree on the validity of such Interest Addition and the Interest Addition Value, in which case Sellers shall be entitled to an Offset. If the Parties cannot agree on either option (i) or (ii) in the preceding sentence, the Interest Addition subject to the Interest Addition Rejection Notice shall be submitted to dispute resolution in accordance with the procedures set forth in Section 3.9. If Purchaser fails to timely deliver an Interest Addition Rejection Notice, Purchaser shall be deemed to have accepted the validity of the Interest Addition and the Interest Addition Value, and Sellers shall be entitled to an Offset as described above.

3.8 Right to Terminate Agreement. Notwithstanding anything in Article 3, Article 4 or Article 5, if the sum of (i) the Defect Values for all Finally Determined Title Defects (which, for purposes of this Section 3.8, shall include preferential rights to purchase and required third person consents to assignment that result in the exclusion of one or more Assets from the Closing pursuant to
Section 3.10, but shall exclude liens, encumbrances, or other charges upon a Well as to which Sellers obtain releases upon Sellers' payment or discharge of the indebtedness or other obligations secured thereby), plus (ii) the Remediation Amounts for all Finally Determined Environmental Defects, plus (iii) the Casualty Loss Amounts for all Finally Determined Casualty Losses that occur prior to the Closing Date, equals or exceeds, independently of and without regard to the Deductible, fifteen percent (15%) of the Full Interest Purchase Price (the "Termination Threshold"), and Sellers elect not, or are unable, to cure, remedy, or repair such Finally Determined Title Defects, Finally Determined Environmental Defects, or Finally Determined Casualty Losses, either Party may elect to terminate this Agreement without liability to the other Party, in which case Purchaser shall be entitled to a refund of the Performance Deposit.

3.9     Expert Determination.

3.9.1 If Sellers and Purchaser are unable to agree, as herein provided, regarding the existence of a Title Defect, Environmental Defect, or Casualty Loss, the applicable Defect Value, Remediation Amount (as hereinafter defined), or reduction in value resulting from a Casualty Loss, or any other matter to be resolved under this Article 3, Article 4, or Article 5, the Parties shall promptly refer the matter for determination in the manner hereinafter provided to a person selected by mutual agreement of the Parties who possesses the requisite knowledge, skill and experience to determine the issue in question (the "Defect Expert"). The Defect Expert may enlist the advice of attorneys, accountants, geologists, landmen, or any petroleum engineer or environmental consultant mutually agreed upon by the Parties and any other neutral expert as reasonably necessary.

3.9.2 Upon referral to the Defect Expert, the Parties shall each deliver to the other and the Defect Expert a notice setting forth in adequate detail the issues to be determined by the Defect Expert and the decision (on a word-for-word basis) that such Party wishes the Defect Expert to make with respect to the issues to be determined (the "Decision Notice"); provided, however, in preparing their Decision Notice, each Party (as well as the Defect Expert) shall be bound by the terms of this Agreement. Within two (2) business days after the giving of the two Decision Notices, the Parties shall attend a meeting with the Defect Expert at a mutually acceptable time and place to discuss fully the content of such Decision Notice and, based thereon, determine whether either or both wish to modify their Decision Notices in any way. Any such modifications shall be discussed, so that when each Party finalizes its Decision Notice, it shall do so with full knowledge of the content of the other Party's final Decision Notice. The finalization of such Decision Notices and the delivery of same by each Party to the other shall occur at the meeting unless the Parties agree to have one or more additional meetings for such purposes. The Defect Expert shall be required to adopt the decision set forth in either final Decision Notice and shall have no power whatsoever to reach any other result. Such Defect Expert shall adopt the decision that, in his or her judgment, is the more fair and equitable and in conformity with this Agreement and industry standards.

3.9.3 The decision, made in writing and signed by the Defect Expert, shall determine such dispute. Such decision shall be made, signed and delivered to the Parties at the meeting unless otherwise agreed by the Parties. The expenses of the Defect Expert and any other expert retained by the Defect Expert under this Agreement shall be borne by the Party whose final Decision Notice was not chosen by the Defect Expert, except that each Party shall bear the compensation and expense of its own counsel, witnesses and employees. The determination and award of the Defect Expert shall be final and binding upon the Parties, and judgment may be entered thereon in any court of competent jurisdiction upon the application of either Party.

3.10    Preferential Purchase Rights and Consents to Assign.

3.10.1 Within five (5) days after the execution of this Agreement, Sellers shall send to the holder of each preferential right to purchase identified on Exhibit D a written notice offering to sell to such holder, in accordance with the contractual provisions applicable to such right, the Asset covered by such right on substantially the same terms as this Agreement and for the Allocated Value applicable to such Asset as set forth in Exhibit B, subject to adjustments in price in the same manner that the Purchase Price is adjusted pursuant to Section 2.4 of this Agreement. Similarly, within five (5) days after the execution of this Agreement, Sellers shall send to each party identified on Exhibit D from whom a consent to assignment is required prior to the Closing a written notice requesting such party to consent to the assignment of the affected Asset to Purchaser. Both Purchaser and Sellers shall use reasonable efforts to identify additional preferential rights to purchase and consents to assign and, if any such rights are identified, Sellers shall notify such holder(s) in accordance with the terms of this
        Section 3.10.1 within five (5) days of the identification of such additional rights.

3.10.2 If an Asset (including, without limitation, an Existing Contract) is subject to a preferential right to purchase, right of first refusal, right of first offer, or similar right that is exercised prior to the Closing, then at Purchaser's option, (i) Sellers shall convey the affected Asset to Purchaser at the Closing subject to such outstanding preferential right to purchase or similar right, or (ii) the affected Asset shall be excluded from the Assets conveyed to Purchaser at the Closing, the Purchase Price shall be reduced by an amount equal to the full Allocated Value of the affected Asset without regard to the existence or status of amounts credited against the Deductible, and Sellers shall be entitled to retain all proceeds paid for the affected Asset by the person exercising such preferential right to purchase or similar right. No reduction of the Purchase Price pursuant to this
        Section 3.10.2 shall be taken into account in determining whether the Deductible has been met. If Purchaser purchases at the Closing an Asset burdened by a preferential right to purchase or similar right that has not been exercised as of the Closing Date, regardless of whether the time period for the exercise of such right has expired, no reduction of the Adjusted Purchase Price paid at the Closing shall be made with respect thereto. If, for any reason, such preferential right to purchase or similar right is successfully exercised by the holder thereof after the Closing, Purchaser shall be entitled to retain all proceeds paid for the affected Asset by the holder of the relevant preferential right to purchase or similar right. If the holder of such a preferential right to purchase or similar right notifies Sellers that it intends to consummate the purchase of an Asset to which its preferential purchase right applies, but the holder of such preferential right fails to consummate the purchase of the relevant Asset such that the holder's right expires or is terminated, whether before or after Closing, then Sellers, as promptly as possible thereafter, but in no event later than one hundred fifty (150) days after the Closing, shall so notify Purchaser. Within fifteen (15) days after Purchaser's receipt of such notice from Sellers, Sellers shall sell to Purchaser, and Purchaser shall purchase from Sellers, for a price equal to the Allocated Value of such Asset and subject to and in accordance with the other terms of this Agreement, the Asset to which such preferential right to purchase or similar right applies.

3.10.3 If an Asset (including, without limitation, an Existing Contract) is subject to a third person consent to assignment required to be obtained before the relevant Asset may be assigned, but the third party holding such right to consent neglects or refuses to give such consent prior to the Closing, Sellers will promptly so notify Purchaser and, at Purchaser's option, (i) Sellers shall convey the affected Asset to Purchaser at the Closing subject to such outstanding consent, in which case the Allocated Value applicable to the affected Asset shall be included in the Purchase Price paid by Purchaser at the Closing, or (ii) the affected Asset shall be excluded from the Assets conveyed at Closing, title thereto shall be retained by Sellers subject to the terms of this Section 3.10.3, and the Purchase Price shall be reduced by an amount equal to the full Allocated Value of the affected Asset without regard to the existence or status of amounts credited against the Deductible. After the Closing, Sellers shall continue to use their reasonable commercial efforts (which shall in no event include any obligation to pay money to the owners of such rights or undertake any legal obligation) to obtain all consents to assignment as promptly after the Closing as is possible. If Sellers obtain the relevant outstanding consent to assignment, and Purchaser has elected to exclude the affected Asset from the Assets conveyed at Closing, then within fifteen (15) days after Sellers' receipt of such consent, Sellers shall convey to Purchaser, and Purchaser shall purchase from Sellers, for a price equal to the Allocated Value of such Asset and subject to and in accordance with the other terms of this Agreement, the Asset to which such consent requirement applies. If such outstanding consent is not obtained prior to the expiration of one hundred fifty (150) days after the Closing Date, and Purchaser has elected to purchase and receive a conveyance of the affected Asset at the Closing, Purchaser shall have the right and option to reassign the affected Asset to Sellers, without representation or warranty as to title except as against those claiming the same by, through, or under Purchaser and subject only to those matters to which the Asset was subject at Closing, and Sellers shall refund to Purchaser the Allocated Value for such Asset subject to adjustment for revenues, expenses, and other matters attributable to such Asset since the Effective Date in accordance with Section 2.4. Upon such reassignment, Sellers shall have no further liability to Purchaser with respect to such Asset under this Section 3.10.3.

                               4. CASUALTY LOSS.

4.1 Casualty Loss. If, prior to the Closing, any of the Assets are substantially damaged or destroyed by fire, explosion, accident, act of the public enemy, act of God, or other similar event or occurrence ("Casualty Loss"), Sellers shall notify Purchaser promptly after Sellers learn of such event. Sellers shall have the right, but not the obligation, to cure any such Casualty Loss by repairing such damage or, in the case of Personal Property or fixtures, replacing the damaged Asset with equivalent items no later than the Closing Date. If any Casualty Loss exists at the Closing, Purchaser shall proceed to purchase the damaged Assets, and the Purchase Price shall be reduced by the aggregate reduction in value of all Assets affected by such Casualty Loss ("Casualty Loss Amount"), as determined by the mutual agreement of the Parties; provided that if the Parties are unable to agree on such amount prior to the Closing, then such determination shall be made by the Defect Expert as provided in Section 3.9 above. Each Casualty Loss as to which Sellers and Purchaser reach agreement on the Casualty Loss Amount prior to the Closing or as to which such Casualty Loss Amount is finally determined pursuant to Section 3.9 shall be referred to herein as a "Finally Determined Casualty Loss." Notwithstanding anything to the contrary contained in this Section 4.1, (i) a reduction of the Purchase Price attributable to any Casualty Loss shall be made only to the extent permitted under the provisions of Section 3.5.2, and (ii) if a Casualty Loss does not result in a reduction of the Purchase Price hereunder, Sellers shall promptly remit to Purchaser all insurance proceeds and shall take all actions necessary to permit Purchaser to pursue any claims against third parties, in each case relating to any such Casualty Loss that is not repaired by Sellers; provided, however, that if any reduction to the Purchase Price occurs as the result of a Casualty Loss, Sellers shall be entitled to retain all insurance proceeds and claims against other parties relating to any such Casualty Loss. For purposes of this Section 4.1, normal wear and tear shall not be considered a Casualty Loss.

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                           5. ENVIRONMENTAL CONDITION

5.1 Physical Condition of the Assets. The Assets have been used for Hydrocarbon drilling and production operations and various related oil field operations. Physical changes in or under the Assets or adjacent lands may have occurred as a result of such uses. The Assets also may contain buried pipelines and other equipment, whether or not of a similar nature, the locations of which may not now be known by Sellers or be readily apparent by a physical inspection of the Assets. Purchaser understands that Sellers do not have the requisite information with which to determine the exact nature or condition of the Assets or the effect any such use has had on the physical condition of the Assets. In addition, Purchaser acknowledges that some oil field production equipment may contain asbestos and/or naturally occurring radioactive material ("NORM"). In this regard, Purchaser expressly understands that NORM may affix or attach itself to the inside of wells, materials, and equipment as scale or in other forms, and that the wells, materials, and equipment located on the Assets may contain NORM and that NORM containing materials may be buried or have been otherwise disposed of on the Assets. Purchaser also expressly understands that special procedures may be required for the removal and disposal of asbestos and NORM from the Assets where it may be found.

5.2     Environmental Assessment.

5.2.1 Prior to the Closing, and upon reasonable, prior notice to Sellers, Purchaser and any third party environmental consulting firm approved by DSX on behalf of Sellers (which consent shall not be unreasonable withheld) and retained by Purchaser (the "Purchaser's Environmental Consultant"), to the same extent Sellers have such right, shall have the right to enter upon the Assets and all buildings and improvements thereon, inspect the same, conduct soil and water tests and borings, and generally conduct such tests, examinations, investigations, and studies as may be necessary or appropriate for the preparation of appropriate engineering and other reports, judgments, and environmental assessments in relation to the Assets, their environmental condition, and the existence of Environmental Defects (as hereinafter defined) (such inspection and investigation being called herein "Purchaser's Environmental Assessment"). Purchaser shall promptly provide to Sellers a copy of Purchaser's Environmental Assessment, including any reports, data, and conclusions. Purchaser and Sellers shall keep strictly confidential any data or information acquired from such examinations and the results of all analyses of such data and information and shall not disclose same to any person or Governmental Body without the prior written approval of the other Party, except such disclosure as may be required by Applicable Law. This obligation of confidentiality shall survive the Closing.

5.2.2 WITH RESPECT TO PURCHASER'S ENVIRONMENTAL ASSESSMENT, PURCHASER SHALL INDEMNIFY AND HOLD HARMLESS THE SELLERS' GROUP FROM ANY AND ALL COSTS ARISING OUT OF OR RESULTING FROM THE ACTS OR OMISSIONS OF PURCHASER OR PURCHASER'S ENVIRONMENTAL CONSULTANT IN CONNECTION WITH PURCHASER'S ENVIRONMENTAL ASSESSMENT, INCLUDING, WITHOUT LIMITATION, COSTS RELATING TO (I) ANY AND ALL STATUTORY OR COMMON-LAW LIENS OR OTHER ENCUMBRANCES FOR LABOR OR MATERIALS FURNISHED IN CONNECTION WITH SUCH TESTS,

        SAMPLINGS, STUDIES, OR SURVEYS AS PURCHASER OR PURCHASER'S ENVIRONMENTAL CONSULTANT MAY CONDUCT WITH RESPECT TO THE ASSETS AND (II) CLAIMS ASSERTED BY PURCHASER, ITS AFFILIATES, AND THEIR RESPECTIVE PARTNERS, SHAREHOLDERS, MEMBERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND REPRESENTATIVES (COLLECTIVELY, THE "PURCHASER GROUP") FOR INJURY TO OR DEATH OF ANY PERSON, PERSONS, OR OTHER LIVING THINGS, OR DAMAGE TO OR LOSS OF PROPERTY, IN EITHER CASE RESULTING FROM, ARISING OUT OF, OR OCCURRING IN CONNECTION WITH PURCHASER'S ENVIRONMENTAL ASSESSMENT, REGARDLESS OF WHETHER SUCH COSTS ARE ATTRIBUTABLE, IN WHOLE OR IN PART, TO THE NEGLIGENCE, SOLE OR CONCURRENT, OF THE SELLERS' GROUP.

5.3 Environmental Defect Notice. If Purchaser reasonably determines, as a result of Purchaser's Environmental Assessment, that there exists or may exist an Environmental Defect, Purchaser may notify Sellers thereof in writing as soon as reasonably practical after its discovery, but in any event before the end of the Due Diligence Period (the "Environmental Defect Notice"). Any notice provided hereunder shall include appropriate evidence to substantiate Purchaser's position, including a description of the Environmental Defect, the Environmental Law applicable to the Environmental Defect, Purchaser's basis for believing that Sellers is in violation of such Environmental Law, the Well or Wells affected by the Environmental Defect, an estimate from Purchaser's Environmental Consultant outlining the cost for Remediation (as hereinafter defined), which estimate shall identify the methods and scope of the remediation proposed and all assumptions relied upon by Purchaser's Environmental Consultant in calculating the estimated cost of Remediation, and a calculation by Purchaser of the Remediation Amount (as hereinafter defined) attributable to the Environmental Defect based upon the estimate of Purchaser's Environmental Consultant. Purchaser will be deemed to have conclusively waived any Environmental Defect discovered by Purchaser during the Due Diligence Period about which it fails to notify Sellers in writing prior to the expiration of the Due Diligence Period.

5.4 Remedies for Environmental Defects. For any Environmental Defect properly asserted by Purchaser during the Due Diligence Period, subject to the termination rights of both Parties pursuant to Section 3.8, Sellers shall have the option, in their sole discretion, of (i) remedying the Environmental Defect,
(ii) contesting the Environmental Defect or the Remediation Amount, or (iii) subject to the terms of Section 5.5.2, reducing the Purchase Price by an amount equal to the Remediation Amount ("Environmental Indemnity Payment").

5.5 Procedure for Resolving Environmental Defects. With respect to Environmental Defects properly and timely asserted by Purchaser as provided herein, the following procedures shall apply.

5.5.1 If Sellers contest the existence of an Environmental Defect or the Remediation Amount, Sellers shall provide Purchaser a Rejection Notice with respect thereto on or before five (5) days after Sellers' receipt of the Environmental Defect Notice. The Rejection Notice shall state with reasonable specificity the basis of Sellers' rejection of the Environmental Defect or the Remediation Amount. No later than five (5) days following Purchaser's receipt of the Rejection Notice, representatives of Purchaser and Sellers, knowledgeable in environmental matters, shall meet and either: (i) agree to mutually reject the particular Environmental Defect, or (ii) agree on the validity of such Environmental Defect and the Remediation Amount, in which case Sellers shall remedy such Environmental Defect at their own expense and to the satisfaction of the appropriate Governmental Body prior to the Closing or as soon thereafter as is reasonably practicable and, failing such remedy, make the Environmental Indemnity Payment therefor, subject to the limitation set forth in Section 5.5.2. If the Parties cannot agree on either option (i) or (ii) in the preceding sentence, the Environmental Defect or the Remediation Amount subject to the Rejection Notice shall be submitted to dispute resolution in accordance with the procedures set forth in Section 3.9. Each Environmental Defect as to which Sellers and Purchaser reach agreement hereunder concerning the validity of such Environmental Defect and its Remediation Amount or as to which such validity and/or Remediation Amount is finally determined pursuant to Section 3.9 shall be referred to herein as a "Finally Determined Environmental Defect."

5.5.2 Notwithstanding the provisions of Section 5.5.1, Sellers shall be obligated to make an Environmental Indemnity Payment only if, and then only to the extent, provided in Section 3.5.2. If Purchaser asserts Finally Determined Environmental Defects for which Sellers elect to make an Environmental Indemnity Payment, and the sum of the aggregate Remediation Amounts for such unremedied Finally Determined Environmental Defects plus (ii) the aggregate Defect Values for all uncured Finally Determined Title Defects, plus (iii) the aggregate Casualty Loss Amounts for all unrepaired Finally Determined Casualty Losses do not exceed the Deductible, no Environmental Indemnity Payment shall be made.

5.6 Definitions. For purposes of this Agreement, the following expressions and terms will have the meanings set forth hereinafter:

5.6.1 "Applicable Laws" shall mean all laws, statutes, treaties, rules, codes, ordinances, regulations, certificates, orders, interpretations, licenses and permits of any Governmental Body, including the common or civil law, (including, without limitation, those pertaining to occupational health and safety, consumer product safety, employee benefits, the environment, securities or zoning) and all judgments, decrees, injunctions, writs, orders, or like action of any court, arbitrator, or other Governmental Body of competent jurisdiction.

5.6.2 "Environmental Defect" shall mean a condition that exists prior to the Effective Date, and only to the extent in existence as of the Effective Date, with respect to the air, land, soil, surface, subsurface strata, surface water, ground water or sediments which causes an Asset to be subject to definitive remediation within a time certain under Environmental Laws in effect as of the Effective Date, but only to the extent that (i) the condition was not otherwise known to Purchaser prior to the execution of this Agreement, and (ii) the Remediation Amount, net to Purchaser's interest, will exceed the sum of $50,000.

5.6.3 "Environmental Laws" shall mean any and all Applicable Laws pertaining to safety, health or conservation or protection of the environment, wildlife, or natural reserves in effect in any and all jurisdictions in which the Assets are located, including, without limitation, the Clean Air Act, as amended, the Federal Water Pollution Control Act, as amended, the Safe Drinking Water Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, as amended ("SARA"), the Resource Conservation and Recovery Act, as amended ("RCRA"), the Hazardous and Solid Waste Amendments Act of 1984, as amended, the Toxic Substances Control Act, as amended, the Occupational Safety and Health Act, as amended ("OSHA"), and any applicable state, tribal, or local counterparts, but shall not include any Applicable Law associated with Plugging and Abandonment (as hereinafter defined). The terms "hazardous substance", "release", and "threatened release" shall have the meanings specified in CERCLA; provided, however, that to the extent the laws of the state in which the Assets are located are applicable and have established a meaning for "hazardous substance", "release", "threatened release", "solid waste", "hazardous waste", and "disposal" that is broader than that specified in CERCLA or RCRA, such broader meaning shall apply with respect to the matters covered by such laws.

5.6.4 "Governmental Body" shall mean any Federal, state, tribal, county, parish, municipal, or other federal, state or local governmental authority or judicial or regulatory agency, board, body, department, bureau, commission, instrumentality, court, tribunal or quasi-governmental authority in any jurisdiction (domestic or foreign).

5.6.5 "Hazardous Substances" shall mean shall mean all industrial or solid waste, hazardous waste, hazardous or toxic substances, chemicals or pollutants, hydrocarbons (including crude oil, natural gas, natural gas liquids, or liquefied natural gas) and any wastes associated with the exploration and production of hydrocarbons, asbestos or any substance containing asbestos and deemed hazardous, the group of organic compounds known as polychlorinated biphenyls, flammable explosives, radioactive materials, effluents, contaminants, emissions or related materials and any items included in the definition of hazardous, dangerous or toxic waste, materials or substances under any Environmental Law.

5.6.6 "Remediation" shall mean removal, excavation, capping, or other environmental remedies to the extent required by Environmental Laws in effect as of the Effective Date to remedy an Environmental Defect existing on or with respect to an Asset using the least stringent, most cost effective standard, but only to the extent such requirement relates to the continued use and operation of the Asset for Hydrocarbon exploration, production, and gathering.

5.6.7 "Remediation Amount" shall mean, with respect to any Environmental Defect, the cost of Remediation with respect thereto.

                         6. REPRESENTATIONS OF SELLERS

6.1     Disclaimers.

6.1.1 Warranty Disclaimers; "As Is, Where Is". EXCEPT AS SPECIFICALLY SET FORTH IN THIS ARTICLE 6 OR THE GENERAL ASSIGNMENT, SELLERS MAKE NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, IN CONNECTION WITH THE ASSETS. SUBJECT TO THIS SECTION 6.1 AND TO THE PERMITTED ENCUMBRANCES, SELLERS MAKE THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 6.2. TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE OPERATIVE, THE DISCLAIMERS OF CERTAIN WARRANTIES CONTAINED IN THIS
        SECTION 6.1 ARE "CONSPICUOUS DISCLAIMERS" FOR PURPOSES OF ANY APPLICABLE LAW. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION
        6.2 AND THE GENERAL ASSIGNMENT, AND SUBJECT TO THE PROCEDURES AND REMEDIES APPLICABLE TO TITLE DEFECTS UNDER ARTICLE 3, CASUALTY LOSS UNDER ARTICLE 4, AND ENVIRONMENTAL DEFECTS UNDER ARTICLE 5, PURCHASER AGREES THAT SELLERS ARE CONVEYING THE ASSETS WITHOUT REPRESENTATION OR WARRANTY, EITHER EXPRESSED OR IMPLIED AT COMMON LAW, BY STATUTE, OR OTHERWISE (ALL OF WHICH SELLERS HEREBY DISCLAIM), RELATING TO (i) TITLE,
        (ii) OPERATING CONDITION, (iii) MERCHANTABILITY, DESIGN, OR QUALITY,
        (iv) FITNESS FOR ANY PARTICULAR PURPOSE, (v) ABSENCE OF LATENT DEFECTS,
        (vi) ENVIRONMENTAL CONDITION OF THE ASSETS (INCLUDING THE PRESENCE OR ABSENCE OF NORM), (vii) VALUE, OR (viii) ANY OTHER MATTER WHATSOEVER, IT BEING UNDERSTOOD THAT, EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT AND THE GENERAL ASSIGNMENT, SELLERS ARE CONVEYING TO PURCHASER, AND PURCHASER IS ACCEPTING, THE ASSETS "AS IS," "WHERE IS," "WITH ALL FAULTS," AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR, AND PURCHASER IS ASSUMING ALL RISK WITH RESPECT TO THE ASSETS.

6.1.2 Texas DTPA. PURCHASER WAIVES ITS RIGHTS, IF ANY, UNDER THE DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, SECTION 17.41, ET SEQ., TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF ITS OWN SELECTION, PURCHASER VOLUNTARILY CONSENTS TO THIS WAIVER.

6.2 Representations. Each Seller, on its own behalf and not on behalf of any other Seller, and severally according to its ownership interests in the Assets and not jointly or collectively, represents and warrants to Purchaser, as of the date hereof and as of the Closing Date, as follows:

6.2.1 Existence. Except for those Sellers that are individuals, each Seller is a legal entity of the type identified for such Seller on the final version of Schedule 6.2.1 attached hereto pursuant to Section 1.1.3 that is (i) duly organized or duly formed, as applicable, under the laws of the state also identified for such Seller on Schedule 6.2.1; (ii) validly existing; (iii) if required to pay state franchise or similar taxes under Applicable Laws, in good standing under the laws of its state of its organization or formation; and (iv) if organized or formed under the laws of a state other than Texas, duly qualified to do business in and, if required to pay state franchise or other taxes under Texas law, in good standing under the laws of, the State of Texas.

6.2.2 Power. Each Seller has full capacity, power, and authority to carry on its business as presently conducted, to enter into this Agreement and any other documents and agreements contemplated hereby, and to perform its obligations under this Agreement.

6.2.3 Authorization. The execution, delivery, and performance by each Seller of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by all necessary corporate, partnership, limited liability company, trust, or other action of each Seller and will not violate or be in conflict with, or result in a breach, or trigger a default (or an event that, with the lapse of time or the giving of notice, or both, would constitute a default) under the provisions of, (i) any material note, bond, mortgage, indenture, Lease contract (including the Existing Contracts), agreement, or instrument to which any Seller is a party, or by which any Seller is bound, or to which any Asset is subject, (ii) the organizational and governing documents of any Seller, or (iii) any judgment, decree, order, law, statute, rule, or regulation applicable to any Seller or any Asset, the non-compliance with which would have a material adverse effect on Purchaser, its ownership or operation, after the Closing, of any of the Assets, or the ability of any Seller to consummate the transactions contemplated herein. This Agreement has been, and the other documents provided for herein to be executed and delivered by Sellers to Purchaser at the Closing will be, duly executed and delivered on behalf of each Seller and constitute or shall constitute the legal, valid, and binding obligations of each Seller, enforceable in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium, and similar laws, as well as principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

6.2.4 Brokers. No Seller has incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees relating to the matters provided for in this Agreement which will be the responsibility of Purchaser. Any such obligation or liability of any Seller shall be the sole obligation of such Seller.

6.2.5 Certain Tax Matters. Each Seller has filed all tax returns that it was required to file and has paid all taxes shown thereon as owing or subsequently assessed with respect thereto. The agreements to which the Properties are subject do not create, for federal income tax purposes, a partnership among any of the parties to such agreements for which a partnership income tax return is required to be filed under Subchapter K of Chapter 1 of Subtitle A of the IRC (other than a partnership for which an election is in effect pursuant to the provisions of Section 761 of the IRC and the regulations thereunder to be excluded from such provisions).

6.2.6 Pending Claims and Litigation. There are no suits, actions or other legal, administrative, or arbitration proceedings that are pending or, to each Seller's knowledge, threatened in writing against any Seller, KEBO, or any of the Assets that would, if determined adversely to Sellers, (i) result in the material impairment or loss of Sellers' title to the relevant Assets, (ii) materially hinder or impede the operation of all or any material portion of such Assets, or (iii) that would, if determined adversely to the Parties, restrain, prohibit, or impose damages on Purchaser or Sellers with respect to, or otherwise materially impair Sellers' ability to consummate, the transactions contemplated by this Agreement.

6.2.7 Preferential Rights; Required Consents. Except as otherwise reflected in Exhibit D, none of the Leases or Existing Contracts is subject to a preferential right to purchase, third party consent to assignment requirement, right of first refusal, or right of first offer.

6.2.8 Governmental Approvals. Except for approvals by Governmental Bodies customarily obtained after the Closing, no authorization, consent, approval, exemption, franchise, permit, or license of, or filing with, any Governmental Body is required to authorize, or is otherwise required by any Governmental Body in connection with, the valid execution and delivery by Sellers of this Agreement, the transfer of the Assets by Sellers to Purchaser, or the performance by Sellers of their other obligations hereunder.

6.2.9 Leases. To each Seller's knowledge, each Lease is in full force and effect. Each Seller has, in all material respects, fulfilled all requirements for filings, certificates, consents, approvals, disclosures, and similar matters contained in the Leases and Applicable Law, and each Seller is fully qualified to own, operate, and transfer the Leases under the terms thereof and Applicable Law. No Seller is in material breach or material default, and there has occurred no event, fact, or circumstance that, with the lapse of time or the giving of notice, or both, would constitute such a material breach or material default by any Seller, with respect to any terms of any Lease. No lessor under any Lease has given or, to any Seller's knowledge, threatened to give notice of any action to terminate, cancel, rescind, repudiate, or procure a judicial reformation of any Lease or any provision thereof.

6.2.10 Payments Under the Leases. To each Seller's knowledge, such Seller has correctly made, or caused to be correctly made, all payments, including, without limitation, royalties, rentals, shut-in well payments, and other lease maintenance payments, due in respect of the Leases thereunder and required to be made by such Seller.

6.2.11 Gas Imbalances. Except for those listed on Exhibit G, there exist no production imbalances or imbalances with respect to any pipeline, storage, or processing facility or other conditions regarding Hydrocarbons taken or marketed from the Assets or any portion thereof which could result in:

        (a) a portion of the interest of Sellers in such Hydrocarbon production being taken or delivered after the Closing without Purchaser then receiving payment therefor or at the price it would have received absent such imbalance; or

        (b) Sellers being obligated to make payment to any person or entity as a result of such imbalance; or

        (c) Sellers being obligated, by virtue or any prepayment arrangement, take-or-pay agreement, or similar arrangement, to deliver Hydrocarbons produced from the Assets at some future time without then receiving full payment therefor.

Notwithstanding anything else to the contrary contained herein, Purchaser's sole and exclusive remedy with respect to any breach of the representation and warranty contained in this Section 6.2.11 shall be an adjustment to the Purchase Price at the Closing.

6.2.12 Existing Contracts. Except for those contracts for the sale of Hydrocarbons which are terminable within thirty-one (31) days or less, to Sellers' knowledge, Exhibit C contains a complete list of all contracts and agreements that constitute the Existing Contracts. With respect to the Existing Contracts: (i) to each Seller's knowledge, all Existing Contracts are in full force and effect; (ii) no Seller is in material breach or material default, and there has occurred no event, fact, or circumstance that, with the lapse of time or the giving of notice, or both, would constitute such a material breach or material default by any Seller, with respect to the terms of any Existing Contract; (iii) to each Seller's knowledge, no party to an Existing Contract is in material breach or material default with respect to the terms of any Existing Contract; and (iv) no Seller or, to each Seller's knowledge, any other party to an Existing Contract has given or threatened to give notice of any action to terminate, cancel, rescind, or procure a judicial reformation of such Existing Contract or any provision thereof.

6.2.13 Compliance With Applicable Laws. Except as set forth on Exhibit F, each Seller, to its knowledge, has complied in all material respects with all Applicable Laws relating to the Assets or the use, ownership, or operation thereof (other than Environmental Laws, which are governed by Article 5, and laws related to taxes, as to which Sellers' sole representations and warranties are set forth in Section 6.2.5). Each Seller has all governmental permits required in connection with the ownership and operation of the Assets; has properly made all filings necessary or appropriate to obtain such governmental permits; and all of such governmental permits and filings are in full force and effect. No Seller has received notice from any Governmental Body or other person that any such Applicable Law, governmental permit, or filing has been violated or not complied with in any material respect with respect to the Assets by Sellers.

6.2.14 Wells. As of the date of this Agreement, the Wells described on Exhibit B are the only wells currently capable of producing Hydrocarbons located on the Properties. All of such Wells have been, or will be, drilled, completed, and operated within the boundaries of the relevant Leases or within the limits otherwise permitted by contract and by Applicable Law and in compliance with the provisions of the applicable Leases, Existing Contracts, and all Applicable Laws. The production of Hydrocarbons from such Wells has not been in excess of the allowable production established for each Well. All Hydrocarbon wells located on the Leases that have permanently ceased the production of Hydrocarbons in paying quantities, as well as all plants, pipelines, personal property, pits, equipment, materials, appurtenances, and facilities located on or used in connection with the Properties and that Sellers have abandoned or otherwise permanently ceased to use, have been plugged and/or abandoned, and all related salvage, site clearance, and surface restoration operations have been completed, in accordance with Applicable Laws, and all costs and expenses incurred in connection therewith have been paid in full. None of the Wells has been plugged and abandoned.

6.2.15 Hydrocarbon Marketing. Except as identified in Exhibit C, there are no calls on production, options to purchase, or similar rights in effect with respect to any portion of the Hydrocarbons allocable to the Assets, and all contracts for the sale of Hydrocarbons produced from the Assets are terminable without penalty on no more than thirty (30) days' prior notice. Each Seller is currently receiving the prices provided for under such sales contracts with respect to the Hydrocarbons. All proceeds from the sale of Hydrocarbons attributable to the interests in the Assets of each Seller have been and are being disbursed to such Seller under appropriate division orders, transfer orders, or similar documents signed by or otherwise binding on such Seller, and no portion of any such proceeds is being held in suspense, subject to a claim for refund by the purchaser, used as an offset or as collateral for other obligations (whether disputed or undisputed), or otherwise not being paid to any Seller as it becomes due in the ordinary course of business.

6.2.16 Payment of Expenses; Commitments. Each Seller has paid its respective proportionate share of all amounts owed by Sellers in connection with the Assets for which Sellers have received invoices from the operator(s) thereof, and there are no outstanding calls or payments due from any Seller under the terms of the Existing Contracts or otherwise with respect to the Assets. Exhibit H contains a true and complete list and description, as of the date of execution of this Agreement, of all authorities for expenditures, plans of exploration and/or development, and other commitments as to which Sellers have become obligated regarding drilling, reworking, or other operations or other capital expenditures on or relating to the Assets which were not completed prior to the date of this Agreement. There are no express obligations to drill additional Hydrocarbon wells or engage in other operations on the Properties that are binding on any Seller, except as identified on Exhibit H and except for drilling obligations arising under offset well provisions of, or implied covenants under, the Leases, and operations proposed under the Existing Contracts that allow the parties thereto to elect whether to participate. There are no material operations on the Assets with respect to which any Seller has become a non-consenting party.

6.2.17 Areas of Mutual Interest, Etc. Except as set forth in any agreement identified or referred to in Exhibit A or C, the Assets are not subject to any contract containing an area of mutual interest, maintenance of uniform interest, "before payout" or "after payout" reversion or conversion, or other provision under which Sellers or Purchaser may be obligated to make assignments to third Persons of interests in any Asset after the Effective Time.

6.2.18 No Bankruptcy. There are no bankruptcy, insolvency, reorganization, or arrangement proceedings pending, being contemplated by, or, to each Seller's knowledge, threatened against any Seller or any Affiliate that controls any Seller.

6.2.19 Insurance. Each Seller has paid all premiums required under, and is otherwise in compliance with, the terms of all insurance policies or self-insurance programs obtained by Sellers with respect to the Assets, all of which policies or programs, or renewals thereof, are as of the date of execution of this Agreement, in full force and effect.

6.3 Knowledge. As used in this Agreement, words "to each Sellers' knowledge," "to the knowledge of Sellers," or other words of similar import mean that the statement so qualified is true to the actual present awareness of the relevant Seller if an individual, or to the actual present awareness of the responsible executive officers or trustees of such Seller, if a corporation, partnership, limited liability company, trust, or other entity.

                        7. REPRESENTATIONS OF PURCHASER

7.1 Representations. Purchaser represents and warrants to Sellers, as of the date hereof and as of the Closing Date, as follows:

7.1.1 Existence. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and will be duly qualified at the Closing to carry on its business in all states where the Assets are located.

7.1.2 Power. Purchaser has all requisite power and authority to carry on its business as presently conducted, to enter into this Agreement and the other documents and agreements contemplated hereby, and to perform its obligations under this Agreement.

7.1.3 Authorization. The execution, delivery, and performance by Purchaser of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by all necessary corporate action of Purchaser and will not violate or be in conflict with, or result in a breach, or trigger a default (or an event that, with the lapse of time or notice, would constitute a default) under the provisions of, (i) any material note, bond, mortgage, indenture, contract, agreement, or instrument to which Purchaser is a party, (ii) the organizational and governing documents of Purchaser, or
        (iii) any material judgment, decree, order, law, statute, rule, or regulation applicable to Purchaser, the non-compliance with which would have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated herein. This Agreement has been, and the documents provided for herein to be executed and delivered by Purchaser to Sellers at the Closing will be, duly executed and delivered on behalf of Purchaser and constitute or shall constitute the legal, valid and binding obligations of Purchaser, enforceable in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium, and similar laws, as well as principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

7.1.4 Brokers. Purchaser has incurred no obligation or liability, contingent or otherwise, for brokers' or finders' fees relating to the matters provided for in this Agreement which will be the responsibility of Sellers. Any such obligation or liability of Purchaser that might exist shall be the sole obligation of Purchaser.

7.1.5 Distribution. Purchaser is an experienced and knowledgeable investor in the oil, gas and mineral resources industry that has previously expended substantial amounts in the acquisition and development of oil and gas properties. Prior to entering into this Agreement, Purchaser has been advised by its counsel and such other persons as it has deemed appropriate concerning this Agreement. The Assets to be acquired by Purchaser pursuant to this Agreement are being acquired by Purchaser for its own account, for investment, and not with a view to distribution or resale of securities within the meaning of the Securities Act of 1933, or any other applicable securities law, rule, regulation, or order that could impose any liability on Sellers.

7.1.6 Claims and Litigation. There is no claim, legal or administrative proceeding, or investigation now pending or, to the knowledge of Purchaser, threatened before any court or any administrative body against Purchaser or any Affiliate of Purchaser that would, if determined adversely to Purchaser, restrain, prohibit, or impose damages on Purchaser or Sellers with respect to, or otherwise materially impair Purchaser's ability to consummate, the transactions contemplated by this Agreement.

7.1.7 Financial Ability to Perform. At the Closing, Purchaser shall have sufficient funds and credit arrangements to consummate the transactions contemplated by this Agreement.

7.1.8 Bonds. Purchaser has obtained, or will obtain by the Closing, bonds or sureties equivalent to all of those set forth on the attached Exhibit K.

7.1.9 Non-Reliance. Except with respect to the representations and warranties of Sellers set forth in Section 6.2, Purchaser has not relied upon any oral or written statements, representations, or warranties that may have been made by or on behalf of Sellers, Richardson Barr Securities, Inc., or any of their Affiliates concerning the condition, operation, performance, or prospects of the Assets, or upon any written reports, financial data, business plans, projections, or forecasts, any audits, studies, or assessments, or any other written materials, copies of which may have been furnished to Purchaser or as to which Purchaser may have been provided access in connection with the transactions contemplated by this Agreement. EXCEPT AS PROVIDED ELSEWHERE HEREIN TO THE CONTRARY, TO THE EXTENT THAT PURCHASER HAS BEEN FURNISHED COPIES OF OR PROVIDED ACCESS TO ANY OF THE FOREGOING, PURCHASER ACKNOWLEDGES THAT NEITHER SELLERS, NOR ANY OF THEIR RESPECTIVE AFFILIATES, NOR ANY OF SELLERS' OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS, NOR RICHARDSON BARR SECURITIES, INC., HAVE MADE, AND SELLERS HEREBY EXPRESSLY DISCLAIM, ANY REPRESENTATION OR WARRANTY AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION OR ANY OTHER INFORMATION, DATA, OR MATERIALS (WHETHER WRITTEN OR ORAL) THAT MAY HAVE BEEN FURNISHED TO PURCHASER OR ITS REPRESENTATIVES, AGENTS OR RICHARDSON BARR SECURITIES, INC., BY OR ON BEHALF OF SELLERS OR ANY OF THEIR RESPECTIVE AFFILIATES IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT.

7.2 Knowledge. As used in this Agreement, words "to the best of Purchaser's knowledge," "to the knowledge of Purchaser," or other words of similar import mean that the statement so qualified is true to the actual present awareness of the responsible officers of Purchaser.

                     8. PRE-CLOSING OBLIGATIONS OF SELLERS

8.1 Operations. From the date of this Agreement until the Closing Date (the "Interim Period"), Sellers shall continue to operate the Properties the same as a reasonable and prudent operator and in accordance with the terms and conditions of the Leases, the Existing Contracts, and all Applicable Laws. However, Sellers will have no obligation to operate any portion of the Properties after the expiration of the Interim Period except as provided for in
Section 8.3. During the Interim Period, Sellers will maintain, or cause to be maintained, the lease equipment in the same condition, working order, and state of repair as currently exists, subject to ordinary wear and tear. During the Interim Period and thereafter until operations are transferred to Purchaser, without the prior written consent of Purchaser, Sellers will (i) cause the Properties to be developed, maintained or operated in a manner substantially consistent with prior operations, (ii) not abandon any part of the Properties,
(iii) not commence any operation on any Property anticipated to cost, as to the aggregate interests of Sellers in the relevant Property, in excess of $100,000.00 per operation, except emergency operations, operations required under presently existing contractual obligations, the on-going commitments under the AFE's described in Exhibit H, and operations undertaken to avoid any penalty provision of any Existing Contract or order (with respect to emergency operations, Sellers shall notify Purchaser of said emergency as soon as reasonably practical), (iv) timely pay and discharge, or cause to be timely paid and discharged, when due all costs and expenses incurred in connection with the Properties and otherwise keep the Properties free of liens and encumbrances that do not constitute Permitted Encumbrances, and (v) not mortgage, pledge, encumber, dedicate, sell, convey or dispose of any part of the Assets (other than the sale of Personal Property replaced with items of comparable or superior quality and the sale of Hydrocarbons produced from the Properties in the ordinary course of business).

8.2 Contracts. During the Interim Period, Sellers will not, without the prior written consent of Purchaser, enter into any agreement amending, modifying, or terminating any of the Leases or any of the Existing Contracts.

8.3 Compensation of Operator. KEBO shall operate the Properties for the benefit of Purchaser during the period from the Effective Date through the date(s) after the Closing when the operation of such Properties is turned over to, and becomes the responsibility of, Purchaser (the "Operations Period"). In the absence of an applicable operating agreement, for any such services as operator performed by KEBO during the Operations Period, KEBO shall be entitled to receive from Purchaser, in accordance with the 2005 COPAS Onshore Model Accounting Procedure, which is hereby incorporated by reference, all reasonable and necessary expenses incurred by KEBO in operating, protecting, and maintaining the Properties, and an overhead charge of $500.00 per month per operated Well. Any such charges and expenses shall be recovered by KEBO as part of the Closing or post-Closing adjustments, as appropriate. KEBO will have no obligation to make capital expenditures or extraordinary operating expenditures in connection with the Properties during the Operations Period. Upon the expiration of the Operations Period, Purchaser will additionally reimburse KEBO for the amounts of any unpaid operating expenses and capital expenditures of other working interest owners paid by KEBO and attributable to operations during the Operations Period. KEBO will be entitled to retain any overhead payments received from other working interest owners and attributable to operations during the Operations Period.

8.4 Permissions. During the Interim Period, Sellers shall use reasonable efforts to obtain all permissions, approvals, and consents by Federal, state and local governmental authorities and others as may be required to consummate the transactions contemplated by this Agreement (excluding governmental permissions, approvals and consents which are customarily obtained after the assignment of an oil and gas interest, which shall be the responsibility of Purchaser to obtain).

8.5 Efforts. Sellers will use its reasonable commercial efforts to cause its representations and warranties set forth in Article 6 to be true and correct on and as of the Closing Date.

8.6 Defaults. Sellers shall give prompt written notice to Purchaser of any notice of material default (or written threat of material default, whether disputed or denied by Sellers) received or given by Sellers subsequent to the Effective Date under any Lease or Existing Contract.

8.7 Operatorship. On the Closing Date, except as otherwise provided in Section 8.3, Sellers shall cause KEBO to resign as operator of all of the Properties. With respect to those Properties as to which Sellers own a sufficient share of the Working Interest to control the selection of the successor operator, at the Closing, Sellers shall deliver to Purchaser a written notification designating Purchaser as the successor operator of such Properties, effective as of the Closing Date. With respect to those Properties (if any) as to which Sellers do not own a sufficient share of the Working Interest to control the selection of the successor operator, Sellers will cast their votes, and will use reasonable commercial efforts to obtain, prior to the Closing, the votes of the other owners of interests in the relevant Properties, in each case in favor of the designation of Purchaser as successor operator of such Properties, effective as of the Closing Date. Within five (5) business days after the later of the Closing Date or the date on which Purchaser is named successor operator under the terms of the applicable Existing Contract, Sellers and Purchaser shall make all necessary filings and take all other actions necessary to cause the resignation of KEBO as operator and Purchaser's designation as the successor operator of each Property to be recognized and, if required, approved by all relevant Governmental Bodies. In each case, Sellers shall use reasonable commercial efforts to assist Purchaser in assuming the timely operation and management of the Properties.

8.8 Geological and Geophysical Information. During the Interim Period, with respect to any right, title, and interest of Sellers in any Technical Data:

8.8.1 Sellers shall use reasonable commercial efforts to determine whether each item of Technical Data is subject to a contractual restriction on transfer or confidentiality obligation (including, without limitation, contacting appropriate parties in cases where Sellers' files are not clear in this regard).

8.8.2 Sellers shall use reasonable commercial efforts to obtain consents or waivers of any such contractual restriction on transfer or confidentiality obligation, but in no event shall Sellers be required to make any payment to the holder(s) of such right to obtain such waiver or consent.

8.8.3 At the Closing, Sellers shall assign and deliver possession to Purchaser of all Technical Data for which required waivers or consents have been obtained.

8.8.4 Sellers shall retain at Closing all Technical Data for which required waivers or consents have not been obtained.

8.9 Financial Statements. During the Interim Period, Sellers shall promptly furnish and make available to Purchaser and its auditors all books, records, invoices, reports and other data pertaining to the Assets (collectively, the "Work Papers") for (i) the calendar years ended December 31, 2004, 2005, and 2006, and (ii) for the six (6) months ended June 30, 2007. Purchaser and its auditors shall utilize the Work Papers to prepare, at Purchaser's sole expense, an audited Statement of Combined Revenues and Direct Lease Operating Expenses for the years ended December 31, 2004, 2005, and 2006, and an unaudited Statement of Combined Revenues and Direct Lease Operating Expenses for the six
(6) months ended June 30, 2007 (collectively, the "Financial Statements"). Sellers agrees to make reasonable efforts to assist and cooperate with Purchaser in the timely preparation of the Financial Statements, provided such assistance and cooperation do not interfere with Sellers' ongoing business activities nor cause Sellers to incur any expense related thereto. SELLERS MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE ACCURACY OR COMPLETENESS OF THE WORK PAPERS OR ANY PORTION THEREOF, AND PURCHASER EXPRESSLY ACKNOWLEDGES SUCH DISCLAIMER AND AGREES TO ASSUME SOLE RESPONSIBILITY FOR ANY CONSEQUENCES BASED UPON PURCHASER'S USE OF, OR RELIANCE UPON THE RECORDS.

8.10 Reserve Report. During the time period commencing on the Participation Date and ending on a date that is ten (10) Business Days thereafter (the "Report Period"), Purchaser, at Purchaser's sole cost and expense, shall cause Cawley, Gillespie & Associates, Inc., to prepare a reserve and economic evaluation of the Properties in accordance with the parameters set forth hereinafter (the "Cawley, Gillespie Reserve Report") in form and substance satisfactory to Purchaser in its sole discretion. Purchaser shall obtain from Cawley, Gillespie & Associates, Inc., an undertaking of confidentiality with respect to the Properties in form and substance identical to the Confidentiality Agreement previously executed by Purchaser for the benefit of Sellers and described in
Section 16.1. The Cawley, Gillespie Reserve Report (i) shall be made effective as of June 1, 2007, (ii) will employ the reserve definitions and follow the reserve reporting requirements of the Securities Exchange Commission ("SEC") under applicable securities laws and regulations, and (iii) will employ SEC-mandated assumptions concerning commodity prices, determined as of December 31, 2006. Sellers have previously provided to Purchaser a full and complete copy of the Lenser Reserve Report. Promptly after the Participation Period, Sellers shall make available to Purchaser for review and/or copying all notes, calculations, pressure data, P/Z curves, decline curves, geological maps, geophysical data, lease and ownership data, capital expenditure and lease operating expense data, property tax information, and other data and information utilized by R. A. Lenser & Associates in the preparation of the Lenser Reserve Report. Sellers shall also use reasonable commercial efforts to provide Purchaser with access to the personnel of R. A. Lenser & Associates who participated in the preparation of the Lenser Reserve Report. If the Cawley,

Gillespie Reserve Report is completed within the Report Period, and the estimated total proved Hydrocarbon reserves assigned to the Properties by the Cawley, Gillespie Reserve Report are less than 40,000 MMCFE for the Net Revenue Interest attributable to one hundred percent (100%) of the Working Interest in the Properties, Purchaser shall have the right, exercisable no later than two
(2) Business Days after Purchaser's receipt of the Cawley, Gillespie Reserve Report, to terminate this Agreement. For purposes of this Agreement, the time period from the date of Purchaser's receipt of the Cawley, Gillespie Reserve Report through the expiration of the second (2nd) Business Day after the date on which Purchaser receives the Cawley, Gillespie Reserve Report shall be referred to herein as the "Reserve Option Period." If this Agreement is properly terminated by Purchaser during the Reserve Option Period pursuant to this
Section 8.10, Purchaser shall be entitled to the return of the Performance Deposit, less and except the sum of Two Hundred Thousand and No/100's Dollars ($200,000.00) which is to be retained by Sellers, and neither Sellers nor Purchaser shall have any further obligation or liability to the other Party under this Agreement or otherwise in connection with the transactions contemplated herein, subject, however, to the terms of Section 14.2. In such event, Purchaser agrees to destroy the Cawley, Gillespie Reserve Report (and all copies of such report in Purchaser's possession), and to refrain from disclosing such report or any of its contents to any third party.

8.11 Exclusive Dealing. From and after the date Purchaser delivers the Performance Deposit as contemplated herein, and unless and until the Closing occurs or this Agreement is terminated, no Seller, and no partner, officer, director, manager, employee, trustee, agent, or representative of any Seller, shall directly or indirectly solicit, encourage, or entertain any offers from, or negotiate with, or in any manner encourage, discuss, accept, or consider, any proposal of any other person relating to the sale of the Assets. Each Seller shall immediately disclose to Purchaser any contact between any Seller or its partners, officers, directors, managers, employees, trustees, agents, or representatives and any other person regarding any such offer, proposal, or related inquiry.

                    9. PRE-CLOSING OBLIGATIONS OF PURCHASER

9.1 Return of Data. If this Agreement is terminated for any reason whatsoever, Purchaser, at Sellers' request, shall return promptly to Sellers all information and data furnished to Purchaser, its officers, employees, and representatives in connection with this Agreement or Purchaser's investigation of the Assets, and Purchaser shall not retain any copies of such information or data.

9.2 Efforts. Purchaser shall use its reasonable commercial efforts to cause its representations and warranties under this Agreement to be true and correct on and as of the Closing Date.

                      10. CONDITIONS OF SELLERS TO CLOSING

        The obligations of Sellers to consummate the transactions contemplated by this Agreement are subject, at the option of Sellers, to the fulfillment on or prior to the Closing Date of each of the following conditions:

10.1 Representations. The representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on and as of such date; provided, however, that for purposes of this Section 10.1, all qualifications relating to materiality contained in such representations and warranties shall be disregarded.

10.2 Performance. Purchaser shall have performed in all material respects all obligations, covenants, and agreements hereunder and shall have complied in all material respects with all covenants and conditions contained in this Agreement to be performed or complied with by it at or prior to the Closing.

10.3 Certificate. Purchaser shall have delivered to Sellers a certificate of its authorized officer, dated as of the Closing Date, certifying on behalf of Purchaser that, to the best of its knowledge, the conditions set forth in Sections 10.1 and 10.2 have been fulfilled.

10.4 Governmental Consents. Purchaser shall have received all consents, authorizations, waivers, and approvals required to be obtained prior to the Closing by any Governmental Body under any Applicable Law concerning the transactions contemplated herein, except those approvals, waivers or consents that are customarily obtained after Closing.

10.5 Pending Matters. No suit, action, or other proceeding by a Governmental Body or other person shall be pending, or to the best of each Seller's knowledge, threatened which seeks substantial damages from Sellers in connection with, or seeks to restrain, enjoin, or otherwise prohibit, the consummation of the transaction contemplated by this Agreement.

                     11. CONDITIONS OF PURCHASER TO CLOSING

        The obligations of Purchaser to consummate the transaction contemplated by this Agreement are subject, at the option of Purchaser, to the fulfillment on or prior to the Closing Date of each of the following conditions:

11.1 Representations. The representations and warranties of Sellers contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on and as of such date; provided, however, that for purposes of this Section 11.1, all qualifications relating to materiality contained in such representations and warranties shall be disregarded.

11.2 Performance. Sellers shall have performed in all material respects all obligations, covenants, and agreements hereunder and shall have complied in all material respects with all covenants and conditions contained in this Agreement to be performed or complied with by Sellers at or prior to the Closing.

11.3 Officer's Certificate. Each Seller shall have delivered to Purchaser a certificate of its authorized officer, dated as of the Closing Date, certifying on behalf of such Seller that, to the best of its knowledge, the conditions set forth in Sections 11.1 and 11.2 have been fulfilled.

11.4 Governmental Consents. Sellers shall have received all consents, authorizations, waivers, and approvals required to be obtained prior to the Closing by any Governmental Body under any Applicable Law concerning the transactions contemplated herein, except those approvals, waivers or consents that are customarily obtained after the Closing.

11.5 Pending Matters. No suit, action, or other proceeding by a Governmental Body or other person shall be pending or, to the best of Purchaser's knowledge, threatened which seeks substantial damages from Purchaser in connection with, or seeks to restrain, enjoin, or otherwise prohibit, the consummation of the transactions contemplated by this Agreement.

11.6 Releases of Liens. Sellers shall have delivered to Purchaser releases of all mortgages, deeds of trust, pledges, security interests, liens, or other encumbrances of any kind that burden or encumber the Assets and do not constitute Permitted Encumbrances.

11.7 Operations. Sellers shall have delivered to Purchaser (i) the written resignation of KEBO as operator of all of the Properties and (ii) written notification, together with supporting ballots or other evidence reasonably satisfactory to Purchaser, that Sellers and (if applicable) other owners of interests in the Properties owning collectively a sufficient share of the Working Interest therein to control the selection of a successor operator have elected Purchaser as successor operator of all the Properties.

                                  12. CLOSING

12.1 Time and Place of the Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall occur at 10:00 a.m., Central Daylight Time, on or before October 30, 2007 (the "Scheduled Closing Date"), unless accelerated by agreement of the Parties pursuant to Section 12.2 (the Scheduled Closing Date, as the same may be accelerated pursuant to Section 12.2, being referred to herein as the "Closing Date"). The Closing shall take place at the offices of Branscomb PC, 802 N. Carancahua, Suite 1900, Corpus Christi, Texas 78470, or such other place as the Parties may agree upon.

12.2 Change of the Closing Date. The Closing Date may be changed to an earlier date by mutual agreement of the Parties, with such mutually agreed earlier date to become the Closing Date.

12.3 Calculation of Adjusted Purchase Price. Sellers shall prepare, in accordance with the provisions of this Agreement, a statement (the "Closing Adjustment Statement") setting forth the Preliminary Amount, including each adjustment to the Purchase Price made, to the best of each Seller's knowledge, in accordance with the terms of Section 2.4, calculated based on actual information available on the date such statement is prepared or estimates when actual information is not available. Sellers shall submit the Closing Adjustment Statement to Purchaser no later than five (5) Business Days prior to the Closing Date and shall include, upon Purchaser's request, appropriate supporting documentation for the Closing Adjustment Statement.

12.4 Failure to Close. If the conditions precedent to the obligation of a Party to close the transactions contemplated herein have been satisfied or waived on or before the Closing Date, and such Party nevertheless fails or refuses to close, the Party failing or refusing to close shall be deemed to have breached the obligations it has undertaken hereunder to perform at the Closing, and shall be subject to the provisions of Article 14.

12.5    Closing Obligations.  At the Closing:

12.5.1 Sellers and Purchaser shall execute, acknowledge, and deliver sufficient counterparts of the Assignment, Bill of Sale and Conveyance in substantially the form attached hereto as Exhibit I (the "General Assignment") to enable the recording of a fully executed counterpart of the General Assignment in each of the counties where the Assets are located, conveying to Purchaser all of the Assets.

12.5.2 Sellers shall provide to Purchaser a listing showing all net proceeds and receivables related to production attributable to the Assets which are currently held in suspense because of lack of identity or address of owners, title defects, changes of the ownership, or similar reasons. After the Closing Date, Purchaser shall be responsible for proper distribution of all the suspended funds to the parties lawfully entitled thereto, and Purchaser agrees to indemnify and hold Sellers and the Sellers Group harmless from and against any Costs associated with Purchaser's receipt and distribution of such suspended funds, but only to the extent of the funds for which the Purchase Price shall have been adjusted pursuant to the provisions of Section 2.4.14.

12.5.3 Sellers shall deliver to Purchaser all waivers of preferential rights to purchase, third party consents to assignment, and similar matters obtained by Sellers prior to the Closing.

12.5.4 Purchaser shall pay the Adjusted Purchase Price in the manner set forth in Section 2.5.

12.5.5 Sellers and Purchaser shall execute, acknowledge, and deliver federal, state, and Indian forms of lease assignments, if necessary or expedient.

12.5.6 Sellers and Purchaser shall execute, acknowledge, and deliver transfer orders or letters-in-lieu thereof directing all purchasers of production to make payment to Purchaser of proceeds attributable to production from the Assets for the period of time on and after the Effective Date.

12.5.7 Except as otherwise provided in this Agreement, Sellers shall deliver to Purchaser, and Purchaser shall take, possession of the Assets.

12.5.8 Sellers shall deliver to Purchaser the notices and documents required to be delivered by Sellers pursuant to Section 11.7, and, subject to the terms of this Agreement and the applicable provisions of the Existing Contracts, Purchaser shall take over as operator of all of the Properties.

12.5.9 Each Seller shall deliver to Purchaser the Officer's Certificate provided for in Section 11.3.

12.5.10 Purchaser shall deliver to Sellers the Officer's Certificate provided for in Section 10.3.

12.5.11 Each Seller (other than any individual Seller) and Purchaser shall have delivered to the other Party a certificate of incumbency for the officers executing this Agreement and each of the documents and agreements to be delivered at the Closing pursuant hereto.

12.5.12 Each Seller shall have delivered to Purchaser a non-foreign affidavit meeting the requirements of Section 1445(b)(2) of the IRC and the regulations thereunder.

12.5.13 Sellers and Purchaser shall execute such other instruments and take such other actions as may be necessary to carry out their respective obligations under this Agreement.

12.6 Conveyance. The General Assignment shall be without representation or warranty of title, express or implied, except that each Seller, severally according to its ownership interest in the Wells and not jointly, shall warrant and agree to defend the title to such Seller's interests in the Wells against the lawful claims and demands of all persons claiming the same, or any part thereof, but limited to such claims arising by, through, or under such Seller and not otherwise, and shall be made subject to and excepting all Permitted Encumbrances.

                          13. POST-CLOSING OBLIGATIONS

13.1    Post-Closing Adjustments.

13.1.1 As soon as reasonably practicable after the Closing, but in no event later than one hundred twenty (120) days after the Closing Date, Sellers shall prepare, in accordance with this Agreement, and deliver to Purchaser, a statement setting forth each adjustment to the Purchase Price made pursuant hereto (the "Post-Closing Adjustment Statement"). The Post-Closing Adjustment Statement will include any adjustments necessary in connection with any changes in the gas imbalances, as of the Effective Date, from those set forth in Exhibit G as determined in accordance with Section 13.1.3, and any other adjustments required under the provisions of Section 2.4. As soon as reasonably practicable, but in no event later than thirty (30) days after Purchaser's receipt of the Post-Closing Adjustment Statement from Sellers, Purchaser shall deliver to Sellers any objections that Purchaser has to the Post-Closing Adjustment Statement. If Purchaser fails to object to such Post-Closing Adjustment Statement within such thirty (30) day time period, the Post-Closing Adjustment Statement shall be conclusively deemed to be final and accepted by both Parties. The Parties shall undertake to agree on the final Adjusted Purchase Price no later than one hundred eighty
        (180) days after the Closing. If Purchaser and Sellers are unable to agree upon the adjustments in the Post-Closing Adjustment Statement within one hundred eighty (180) days after the Closing, the Accounting Firm shall conduct an audit of the Post-Closing Adjustment Statement and determine the post-Closing adjustment amount. The decision of the Accounting Firm shall be binding upon Sellers and Purchaser, and the fees and expenses of such Accounting Firm shall be borne one-half by Sellers and one-half by Purchaser.

13.1.2 The date upon which agreement is reached on the Adjusted Purchase Price shall be called herein the "Final Settlement Date." Within five (5) business days after the Final Settlement Date, those credits agreed upon by Purchaser and Sellers shall be netted, and the final settlement shall be paid in cash by the Party owing same, via wire transfer as directed in writing by the receiving Party.

13.1.3 If either Party determines, prior to the delivery of the Post-Closing Adjustment Statement, that Hydrocarbon production imbalances or imbalances with respect to any pipeline, storage, or processing facility attributable to Wells included in the Assets as of the Effective Date are other than as set forth in Exhibit G, subject to verification of the other Party, the Purchase Price shall be adjusted upward or downward in connection with the Post-Closing Adjustment Statement, depending upon whether there is a net overproduction or a net underproduction attributable to such Wells. The amount to be paid by Purchaser to Sellers with respect to any underproduction, or by Sellers to Purchaser with respect to any overproduction, shall be the present value of the net cash flow attributable to all such volumes of gas recoverable without cash balancing as determined by an independent registered petroleum engineer mutually selected by DSX and Purchaser (the "Imbalance Engineer") using (i) an agreed upon pricing index, (ii) an annual discount rate of ten percent (10%), and (iii) the maximum rate of recovery permitted under the applicable balancing agreements. Upon the final determination of the quantity of overproduction and/or underproduction attributable to a Well as of the Effective Date, the Parties will submit all relevant information to the Imbalance Engineer for valuation as described above.

13.2 Receipts and Credits. Except as otherwise provided in this Agreement, all monies, proceeds, receipts, credits, and income attributable to the Assets for all periods of time on and after the Effective Date shall be the sole property of Purchaser, and, to the extent received by Sellers after the Closing, Sellers shall fully disclose, account for, and transmit the same promptly to Purchaser. Except as otherwise provided in this Agreement, all monies, proceeds, receipts, credits, and income attributable to the Assets for all periods of time prior to the Effective Date shall be the sole property of Sellers, and, to the extent received by Purchaser after the Closing, Purchaser shall fully disclose, account for, and transmit the same promptly to Sellers. Except as otherwise provided in this Agreement, all costs, expenses, and disbursements attributable to the Assets for periods of time prior to the Effective Date, regardless of when due or payable, shall be the sole obligations of Sellers, and Sellers shall promptly pay, or if paid by Purchaser, promptly reimburse Purchaser for, and each Seller, severally according to its ownership interests in the Assets and not jointly, shall indemnify and hold Purchaser and its successors and assigns harmless from and against, the same. Except as otherwise provided in this Agreement, all costs, expenses, disbursements, obligations, and liabilities attributable to the Assets for periods of time on and after the Effective Date, regardless of when due or payable, shall be the sole obligation of Purchaser, and Purchaser shall promptly pay, or if paid by Sellers, promptly reimburse Sellers for, and indemnify and hold Sellers and their respective successors and assigns harmless from and against, the same.

13.3    Assumption and Indemnification.

13.3.1 If the Closing occurs, and except for matters relating to taxes, which are governed exclusively by Article 15, the indemnities provided by each Party to the other Party under Section 13.3 hereof (i) shall constitute the sole and exclusive remedy for such Party with respect to the inaccuracy in or breach of any representation or warranty made by the other Party hereunder and (ii) in addition to the indemnities contained in Sections 3.1, 5.2.2, 12.5.2, 13.2, and 16.8, shall constitute the sole and exclusive remedy for such Party with respect to the breach or default in the performance by such other Party of any covenant or agreement of such other Party under this Agreement, and each Party hereby waives any claim or cause of action that it may otherwise have under common law, any statute, or otherwise against the other Party arising from or out of any such breach, inaccuracy, or default.

13.3.2 All representations, warranties, covenants, agreements, and indemnities of Purchaser and Sellers shall survive the Closing and the delivery of the General Assignment shall not be merged with or into the General Assignment and shall remain in force and effect as provided in Section
        13.3.3. Such survival does not obligate any Party to make any further representation or warranty after the Closing Date, or to cause any representation or warranty made hereunder to remain true and correct after the Closing Date.

13.3.3 Except to the extent otherwise provided in Article 15 with respect to taxes, neither Purchaser nor Sellers shall be entitled to seek indemnification from the other Party with respect to the inaccuracy in or breach of any representation or warranty made by such Party hereunder unless the Party seeking indemnification gives written notice of the alleged inaccuracy or breach to the Party from whom indemnification is sought no later than the 365th day after the Closing Date. Except to the extent otherwise provided in Article 15 with respect to taxes, and except as provided hereinafter, neither Purchaser nor Sellers shall be entitled to seek indemnification from the other Party with respect to the breach or default in the performance by such Party of any covenant or agreement of such Party contained in this Agreement unless the Party seeking indemnification gives written notice of the alleged breach or default to the Party from whom indemnification is sought no later than the 365th day after the Closing Date. Except as provided hereinafter, Purchaser shall not be entitled to seek indemnification from any Seller under the terms of clause (a) or clause (b) of Section 13.3.6 unless Purchaser gives written notice of the claim for indemnification to Sellers no later than the 365th day after the Closing Date. Notwithstanding the preceding provisions of this Section 13.3.3, there shall be no time limitation on the right of a Party entitled to indemnification to assert its claim for indemnification or other rights arising under Sections 3.1, 5.2.2, 12.5.2, 13.2, or 16.18, or clauses
        (a), (b), or (c) of Section 13.3.5, or clause (a)(1) or clause (c) of
        Section 13.3.6. The deadlines for asserting claims for indemnification specified in the preceding two sentences of this Section 13.3.3 shall be referred to herein as the "Survival Dates." Except as otherwise provided in this Agreement, the sole and exclusive remedies of Purchaser with respect to Title Defects, Casualty Losses, and Environmental Defects shall be as stated in Articles 3, 4, and 5, and in no event shall any other provision of this Agreement entitle Purchaser to any other remedy with respect to Title Defects, Casualty Losses, or Environmental Defects.

13.3.4 If the Closing occurs, Purchaser shall assume and agrees to pay, perform, and discharge any and all Assumed Obligations (as hereinafter defined). As used herein, "Assumed Obligations" means all liabilities, responsibilities, duties, and obligations that arise from or relate to the ownership, use, or operation of the Assets and the production and marketing of Hydrocarbons therefrom occurring on or after the Effective Date (or, where specifically indicated, the Closing Date), including, without limitation: (i) Plugging and Abandonment (as hereinafter defined); (ii) any contracts or agreements affecting the Assets in existence as of the Effective Date and the Closing Date, including, but not limited to, the Existing Contracts; (iii) the Environmental Obligations (as hereinafter defined), (iv) ALL CLAIMS AND LIABILITIES

        FOR INJURY TO OR DEATH OF ANY PERSON, PERSONS, OR OTHER LIVING THINGS, OR LOSS OR DESTRUCTION OF OR DAMAGE TO PROPERTY AFFECTING OR RELATING TO THE ASSETS, REGARDLESS OF WHETHER SUCH CLAIM OR LIABILITY RESULTS, IN WHOLE OR IN PART, FROM THE NEGLIGENCE OR STRICT LIABILITY OF SELLERS OR ANY MEMBER OF THE SELLERS' GROUP, TO THE EXTENT THAT SUCH CLAIM OR LIABILITY, OR THE ACTS, OMISSIONS, EVENTS, OR CONDITIONS GIVING RISE THERETO, AROSE, OCCURRED, OR EXISTED ON OR AFTER THE CLOSING DATE; (v) imbalances due to overproduction of gas by Sellers or the Other Owners or pipeline imbalances owed by Sellers under transportation agreements, subject, however, to the provisions of Section 13.1.3 hereof; and (vi) obligations otherwise assumed by Purchaser under this Agreement. As used herein, "Environmental Obligations" means, except for any cost or claim resulting from or arising out of the circumstances described in Section 13.3.6(b), any claim, obligation, or liability relating to the environmental condition of the Assets, regardless of whether resulting from acts, omissions, events, or conditions occurring before, on, or after the Effective Date, including, without limitation: (t) all Environmental Defects timely and properly asserted by Purchaser pursuant to Article 5, regardless of whether Purchaser receives an Environmental Indemnity Payment with respect thereto (it being understood that neither Purchaser's assumption of responsibility for such Environmental Defect nor Purchaser's indemnity with respect thereto under Section 13.3.5 shall affect Purchaser's right to receive such an Environmental Indemnity Payment hereunder); (u) any other environmental pollution or contamination with respect to the air, land, soil, surface, subsurface strata, surface water, ground water, or sediments; (v) the failure of any Asset to be in compliance, or the owner or operator of the Assets to comply, in all material respects with all applicable Environmental Laws, or the failure of the owner or the operator of the Assets to obtain and maintain in full force and effect all governmental permits required under applicable Environmental Laws with respect to the Assets; (w) underground injection activities and waste disposal; (x) the presence on the Properties of Hazardous Substances and /or NORM; (y) the presence on the Properties of unknown abandoned oil and gas wells, water wells, sumps, pits, pipelines, and other equipment; and (z) necessary Remediation, and the cost of such Remediation, or any control, assessment, or compliance with respect to any pollution or contamination. As used herein, "Plugging and Abandonment" means all plugging, replugging, abandonment, removal, disposal or restoration associated with the Assets, including, but not limited to, all plugging and abandonment, removal, surface restoration (including, without limitation, wetlands and marsh restoration), site clearance, and disposal of the Wells, well collars, structures and Personal Property located on or associated with the Assets (whether drilled or placed on an Asset prior to, on, or after the Effective Date), the removal and capping of all associated flowlines, the restoration of the surface, site clearance, and any disposal of related waste materials, including, without limitation, NORM and asbestos, all in accordance with all Applicable Laws and the terms and conditions of the Leases and Existing Contracts.

13.3.5 PURCHASER HEREBY INDEMNIFIES AND AGREES TO DEFEND AND HOLD HARMLESS SELLERS AND THE SELLERS' GROUP FROM AND AGAINST ALL COSTS BASED UPON, ARISING OUT OF, IN CONNECTION WITH, OR RELATING TO (I) ANY INACCURACY IN

        OR BREACH OF ANY REPRESENTATION OR WARRANTY OF PURCHASER CONTAINED IN THIS AGREEMENT (PROVIDED, HOWEVER, THAT FOR PURPOSES OF THIS SECTION 13.3.5, ALL QUALIFICATIONS RELATING TO MATERIALITY CONTAINED IN SUCH REPRESENTATIONS AND WARRANTIES SHALL BE DISREGARDED), AND (II) ANY BREACH OR DEFAULT IN THE PERFORMANCE BY PURCHASER OF ANY COVENANT OR AGREEMENT OF PURCHASER CONTAINED IN THIS AGREEMENT. IF THE CLOSING OCCURS, PURCHASER SHALL INDEMNIFY, DEFEND, AND HOLD HARMLESS SELLERS AND THE SELLERS GROUP FROM AND AGAINST ALL COSTS BASED UPON, ARISING OUT OF, IN CONNECTION WITH, OR RELATING TO THE FOLLOWING:

        (a)    THE ENVIRONMENTAL OBLIGATIONS;

        (b)    THE ASSUMED OBLIGATIONS; AND

        (c) ANY TITLE DEFECT FOR WHICH PURCHASER HAS RECEIVED A TITLE INDEMNITY PAYMENT (OR WHICH HAS BEEN DEEMED WAIVED HEREIN) AND ANY CASUALTY LOSS FOR WHICH PURCHASER HAS RECEIVED A REDUCTION IN THE PURCHASE PRICE.

13.3.6 EACH SELLER, SEVERALLY ACCORDING TO ITS OWNERSHIP INTERESTS IN THE ASSETS AND NOT JOINTLY, HEREBY INDEMNIFIES AND AGREES TO DEFEND AND HOLD HARMLESS PURCHASER AND THE PURCHASER GROUP FROM AND AGAINST ALL COSTS BASED UPON, ARISING OUT OF, IN CONNECTION WITH, OR RELATING TO (I) ANY INACCURACY IN OR BREACH OF ANY REPRESENTATION OR WARRANTY OF SELLERS CONTAINED IN THIS AGREEMENT (PROVIDED, HOWEVER, THAT FOR PURPOSES OF THIS SECTION 13.3.6, ALL QUALIFICATIONS RELATING TO MATERIALITY CONTAINED IN SUCH REPRESENTATIONS AND WARRANTIES SHALL BE DISREGARDED), AND (II) ANY BREACH OR DEFAULT IN THE PERFORMANCE BY SELLERS OF ANY COVENANT OR AGREEMENT OF SELLERS CONTAINED IN THIS AGREEMENT. IF THE CLOSING OCCURS, EACH SELLER, SEVERALLY ACCORDING TO ITS OWNERSHIP INTERESTS IN THE ASSETS AND NOT JOINTLY, SHALL INDEMNIFY, DEFEND, AND HOLD HARMLESS PURCHASER AND THE PURCHASER GROUP FROM AND AGAINST ALL COSTS BASED UPON, ARISING OUT OF, IN CONNECTION WITH, OR RELATING TO THE
        FOLLOWING:

        (a) EXCEPT FOR ASSUMED OBLIGATIONS AND ENVIRONMENTAL OBLIGATIONS, AND EXCEPT FOR TITLE DEFECTS, CASUALTY LOSSES, AND ENVIRONMENTAL DEFECTS FOR WHICH PURCHASER'S SOLE REMEDIES ARE PROVIDED UNDER ARTICLES 3, 4, AND 5, ALL CLAIMS AND COSTS RELATING TO THE OWNERSHIP, OPERATION, OR USE OF THE ASSETS FOR THE PERIOD PRIOR TO THE CLOSING DATE, INCLUDING, WITHOUT LIMITATION, (1) ALL COSTS AND CLAIMS AGAINST OR SUFFERED BY SELLERS OR THEIR RESPECTIVE

               AFFILIATES THAT RELATE IN ANY WAY TO INJURY TO OR DEATH OF ANY PERSON, PERSONS, OR OTHER LIVING THINGS, OR LOSS OR DESTRUCTION OF OR DAMAGE TO PROPERTY AFFECTING OR RELATING TO THE ASSETS, TO THE EXTENT THAT SUCH CLAIMS OR COSTS, OR THE ACTS OR OMISSIONS GIVING RISE THERETO, AROSE, OCCURRED, OR EXISTED PRIOR TO THE CLOSING DATE, (2) ALL CLAIMS AND COSTS RELATING TO THE NON-PAYMENT OR IMPROPER PAYMENT OF ROYALTIES, OVERRIDING ROYALTIES, AND OTHER BURDENS ON PRODUCTION FROM THE PROPERTIES PRIOR TO THE CLOSING DATE, WHETHER BASED ON ALLEGATIONS OF IMPROPER VALUATION, UNDERPAYMENT, IMPROPER MEASUREMENT, IMPROPER CALCULATION, OVERPAYMENT, WRONGDOING, OR OTHERWISE, AND (3) ALL COSTS RELATING TO OR ARISING OUT OF ANY JOINT INTEREST AUDIT OF ANY OF THE ASSETS TO THE EXTENT ATTRIBUTABLE TO THE PERIOD PRIOR TO THE EFFECTIVE DATE;

        (b) ANY COSTS AND OBLIGATIONS RELATING TO THE OFFSITE DISPOSAL, DURING THE PERIOD OF THE OWNERSHIP OF THE ASSETS BY SELLERS PRIOR TO THE CLOSING DATE, OF HAZARDOUS SUBSTANCES USED IN CONNECTION WITH OR OTHERWISE RELATED TO THE ASSETS, INCLUDING, WITHOUT LIMITATION, ANY REMEDIATION RELATED THERETO; AND

        (c) ALL COSTS, LIABILITIES, OBLIGATIONS, AND CLAIMS ARISING OUT OF OR RELATED IN ANY WAY TO THE EXCLUDED ASSETS.

13.4 Disclaimer. PURCHASER'S OBLIGATIONS UNDER SECTION 13.3.4 AND THE OBLIGATIONS OF THE INDEMNIFYING PARTY UNDER SECTIONS 13.3.5 AND 13.3.6 SHALL APPLY REGARDLESS OF THE FAULT OR NEGLIGENCE (OTHER THAN THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE OTHER PARTY, INCLUDING STRICT OR STATUTORY LIABILITY OF THE OTHER PARTY UNDER ANY APPLICABLE LAW.

13.5 Method of Asserting Claims. All claims for indemnification under this Agreement shall be asserted and resolved as follows; provided that the provisions of Sections 13.5 and 13.6 shall be covenants and not conditions to the defense and indemnity obligations to which they apply:

13.5.1 If any claim is asserted, whether by a third party (a "Third Party Claim") or by the other Party hereto (a "Non-Third Party Claim"), for which a Party providing indemnification (the "Indemnifying Party") would be liable to a Party or any of its officers, directors, employees, agents or representatives entitled to indemnification hereunder (collectively, the "Indemnified Party"), the Indemnified Party shall promptly notify the Indemnifying Party of such claim, specifying the nature of such claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim) (the "Claim Notice").

13.5.2 Upon its receipt of a timely Claim Notice for a Third Party Claim, the Indemnifying Party shall have thirty (30) days from its receipt of such Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether it disputes its liability to the Indemnified Party hereunder with respect to such Third Party Claim; and (ii) if it does not dispute such liability, whether it desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim; provided, however, that the Indemnified Party is hereby authorized, prior to and during the Notice Period, to file any motion, answer, or other pleading, submission or document which it shall deem necessary or appropriate to protect its interests. If the Indemnifying Party notifies the Indemnified Party within the Notice Period that it does not dispute such liability and desires to defend against such Third Party Claim, then, except as hereinafter provided, the Indemnifying Party shall have the right to defend such Third Party Claim by appropriate proceedings, which proceedings shall be promptly settled or prosecuted to a final conclusion, in such a manner as to avoid any risk of the Indemnified Party becoming subject to liability. If the Indemnified Party desires to participate in, but not control, any such defense or settlement, it may do so at its own cost and expense. If the Indemnifying Party disputes its liability with respect to such Third Party Claim, or elects not to defend such Third Party Claim, whether by not giving timely notice as provided above or otherwise, the Indemnified Party shall have the right, but not the obligation, to defend against such Third Party Claim, and the amount of any such Third Party Claim, or if the same be contested by the Indemnifying Party or by the Indemnified Party, then that portion thereof as to which such defense is unsuccessful, shall be conclusively deemed to be a liability of the Indemnifying Party hereunder.

13.5.3 Upon receipt of a timely Claim Notice involving a Non-Third Party Claim, the Indemnified Party and the Indemnifying Parties shall meet and use their respective best efforts to agree on the validity and the amount of the Non-Third Party Claim covered by the Claim Notice. If, within thirty
        (30) days after the Indemnifying Party's receipt of such Claim Notice, the Parties cannot agree on the validity and the amount of the Non-Third Party Claim, the validity and the amount of the Non-Third Party Claim shall be determined by arbitration as provided below in Section 13.5.4.

13.5.4 All disputes between Sellers and Purchaser with respect to any matter relating to indemnification under this Agreement shall be determined by arbitration using the procedure for determining the arbitrator and other procedures for the arbitration contained in Section 3.9 of this Agreement, which provisions are incorporated herein mutadis mutandis.

13.6 Payment. Payments under this Article 13 and under any other indemnity provision of this Agreement shall be made as follows:

13.6.1 If the Indemnifying Party is required to make any payment hereunder, the Indemnifying Party shall promptly pay the Indemnified Party the amount so determined. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed hereunder, the Indemnifying Party shall nevertheless pay when due such portion, if any, of the obligation as shall not be subject to dispute. The difference, if any, between the amount of the obligation ultimately determined as properly payable hereunder and the portion, if any, theretofore paid shall bear interest at the Agreed Rate. Upon the payment in full of any claim, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against any person or other entity with respect to the subject matter of this claim.

13.6.2 If all or part of any indemnification obligation under this Agreement is not paid when due upon resolution of the claim, then the Indemnifying Party shall pay upon demand to the Indemnified Party interest at the Agreed Rate on the unpaid amount of the obligation for each day from the date the amount became due until payment in full. As used herein, "Agreed Rate" means a rate per annum calculated on a 360-day basis which is equal to the lesser of (i) a rate which is two percent (2%) above the prime rate of interest of Chase Manhattan Bank, New York, New York, as announced or published by such bank from time to time (adjusted from time to time to reflect any changes in such rate determined hereunder), or (ii) the maximum rate from time to time permitted by Applicable Law.

13.7 Limitation on Damages. For the breach or non-performance by any Party of any representation, warranty, covenant, or agreement contained in this Agreement, the liability of the obligor shall be limited to direct actual damages only, except to the extent that the obligee is entitled to specific performance or injunctive relief. AS BETWEEN THE PARTIES, NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NEITHER SELLERS NOR PURCHASER SHALL BE LIABLE TO THE OTHER PARTY AS THE RESULT OF A BREACH OR A VIOLATION OF ANY REPRESENTATION, WARRANTY, COVENANT, AGREEMENT, OR CONDITION CONTAINED IN THIS AGREEMENT FOR SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY, OR INDIRECT DAMAGES, LOST PROFITS, OR OTHER BUSINESS INTERRUPTION DAMAGES, IN TORT, IN CONTRACT, UNDER ANY INDEMNITY PROVISION, ARISING BY OPERATION OF LAW (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY), OR OTHERWISE. WITH RESPECT TO CLAIMS BY THIRD PERSONS, A PARTY MAY RECOVER FROM THE OTHER PARTY ALL COSTS, EXPENSES, OR DAMAGES (INCLUDING, WITHOUT LIMITATION, SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY, OR INDIRECT DAMAGES), LOST PROFITS, AND OTHER BUSINESS INTERRUPTION DAMAGES IN ADDITION TO ACTUAL DIRECT DAMAGES PAID OR OWED TO ANY SUCH THIRD PERSON IN SETTLEMENT OR SATISFACTION OF CLAIMS AS TO WHICH THE RELEVANT PARTY IS ENTITLED TO INDEMNIFICATION HEREUNDER.

13.8 Recording. As soon as practicable after the Closing, Purchaser shall file and record all counterparts of the General Assignment in the appropriate counties and, if necessary, with all relevant Governmental Bodies, and provide Sellers, at its expense, with copies of all recorded counterparts of the General Assignment.

13.9 Cooperation and Further Assurances. After the Closing, Sellers and Purchaser agree to take such further actions and to execute, acknowledge, and deliver all such further documents as are necessary or useful in carrying out the purposes of this Agreement or of any document delivered pursuant to this Agreement, including, but not limited to, the execution of state change of operator forms and other required state regulatory filings. Each Party also agrees to cooperate with each other by providing reasonable information which may be required by the other Party for the purpose of administering the Assets and preparing or reviewing the Post-Closing Adjustment Statement.

                                14. TERMINATION

14.1 Right of Termination. This Agreement may be terminated at any time at or prior to the Closing only:

14.1.1  by mutual consent of the Parties;

14.1.2 by the Party not in material breach or material default of its obligations under this Agreement if, prior to the Closing Date, the other Party is in material breach or material default of its obligations under this Agreement;

14.1.3 by either Party pursuant to the provisions of Section 3.8, if applicable;

14.1.4 by Purchaser if the Closing does not occur because (i) any of the conditions contained in Article 11 hereof is not fulfilled by Sellers or waived by Purchaser on or before the Closing Date, and (ii) all of the conditions set forth in Article 10 hereof have been fulfilled on or before the Closing Date;

14.1.5 by Sellers if the Closing does not occur because (i) any of the conditions contained in Article 10 hereof is not fulfilled by Purchaser or waived by Sellers on or before the Closing Date, and (ii) all of the conditions set forth in Article 11 hereof have been fulfilled on or before the Closing Date;

14.1.6 by Purchaser pursuant to the terms of Section 1.1.3 or Section 8.10, if applicable; or

14.1.7  by Sellers pursuant to the terms of Section 2.3.1, if applicable.

14.2 Effect of Termination. If this Agreement is terminated pursuant to Section
14.1 above, this Agreement shall become void and of no further force or effect (except for the provisions of Sections 9.1, 13.7, 16.10, and this Section 14.2, which shall continue in full force and effect). If this Agreement is terminated pursuant to Section 14.1.1, Section 14.1.3, Section 14.1.6, or Section 14.1.7, neither Party shall have any further liability to the other Party as the result of such termination. If Sellers terminate this Agreement pursuant to Section
14.1.2 or Section 14.1.5 as the result of Purchaser's failure to fulfill any condition set forth in Article 10, then in addition to such right of termination, the sole and exclusive remedy of Sellers with respect to such breach or default by Purchaser or failure by Purchaser to fulfill such conditions shall be the right to retain the Performance Deposit in accordance with Section 2.3 hereof. If Purchaser terminates this Agreement pursuant to
Section 14.1.2 or Section 14.1.4 as the result of Sellers' failure to fulfill any condition set forth in Article 11, then in addition to such right of termination and the right to the return of the Performance Deposit under Section
2.3 hereof, Purchaser shall be entitled to pursue any and all remedies available to Purchaser at law or in equity (but not including specific performance); provided, however, that any damages recovered by Purchaser from Sellers with respect to such breach or default by Sellers or such failure by Sellers to fulfill such conditions shall be limited to direct, actual damages in an amount not to exceed the amount of the Performance Deposit. Notwithstanding anything to the contrary contained in this Agreement, upon any termination of this Agreement pursuant to Section 14.1, Sellers shall be free immediately to enjoy all rights of ownership of the Assets and to sell, transfer, encumber, or otherwise dispose of the Assets to any party without any restriction under this Agreement; and Purchaser shall be liable for all actual, incidental, and consequential damages (including, without limitation, lost profits) if it attempts to interfere in any way with any such enjoyment or action by Sellers; provided that the institution of a lawsuit for actual, incidental, or consequential damages (including, without limitation, lost profits) by Purchaser (including, without limitation, a lawsuit based on a claim that Sellers breached Section 8.11) shall not be deemed to be an attempt to interfere with such enjoyment or action by Sellers, as long as Purchaser, upon written request by Sellers, provides reasonable assurances to any party (as designated by Sellers) contemplating the purchase from Sellers of the Assets or any portion thereof that Purchaser claims no interest in the Assets by virtue of a right to enforce specific performance under this Agreement and shall waive any rights it may have to enjoin the sale of the Assets to such party and to institute any actions at law against such party with respect to tortious interference with its rights under this Agreement, unless Purchaser has reasonable cause to believe that the party in question has tortiously interfered with its rights under this Agreement.

                                   15. TAXES

15.1 Apportionment of Ad Valorem and Property Taxes. All ad valorem taxes, real property taxes, Personal Property taxes, and similar tax obligations (the "Property Taxes") with respect to the Assets for the tax period in which the Effective Date occurs shall be apportioned, based on the Effective Date, between Sellers, on the one hand, and Purchaser, on the other hand, and, if already paid by Sellers, an appropriate increase in the Purchase Price shall be made pursuant to Section 2.4.5. If such Property Taxes are not already paid, but the tax liability is known or can be reasonably estimated, Sellers' portion of such Property Taxes shall be credited to Purchaser's account pursuant to Section
2.4.11. Purchaser shall pay or cause to be paid to the taxing authorities all Property Taxes of which it has knowledge not already paid relating to the tax period in which the Effective Date occurs and if appropriate adjustments to the Purchase Price pursuant to Section 2.4 were not made at the Closing or in connection with the Post-Closing Adjustment Statement, Purchaser shall invoice Sellers (with copies of applicable tax bills and assessments to confirm same) for Sellers' apportioned shares of such Property Taxes, and Sellers shall pay the same within thirty (30) days of receipt of said notice. Purchaser shall defend, indemnify, and hold Sellers harmless with respect to the payment of such Property Taxes of which Purchaser has knowledge and which Purchaser is obligated to pay to the applicable taxing authorities (including any interest or penalties assessed thereon), provided Sellers pay their respective shares (as apportioned hereunder) within thirty (30) days of being properly invoiced (with accompanying documents to support the invoice) by Purchaser. For the tax period in which the Effective Date occurs, Sellers agree (i) to forward immediately to Purchaser copies of all Property Tax reports and returns received by Sellers after the Closing and (ii) to provide Purchaser with appropriate information which is necessary for Purchaser to file any required Property Tax reports and returns. All tax apportionments determined under this Section 15.1 and Section 15.2 shall be deemed a final settlement of Property Taxes between the Parties. Notwithstanding the foregoing, Sellers or Purchaser may contest with the appropriate taxing authority the amount of or liability for any Property Tax apportioned to it pursuant to this Section 15.1. The Party pursuing the contest shall indemnify the other Party from and against all Costs incurred by the other Party in connection with the contest, and upon final settlement or resolution of the contest, the economic burden of the contested tax shall be adjusted among the Parties in a manner consistent with the intent of this Section 15.1.

15.2 Taxes Paid for Others. To the extent Purchaser has a right to do so, Purchaser agrees to withhold from future income distributions to royalty owners, overriding royalty interest owners, and other production burden holders as to the Assets amounts sufficient to reimburse Sellers for various taxes (e.g., Property Taxes, severance, environmental excise, etc.) paid by Sellers on behalf of such interest holders while Sellers owned the Assets (which shall include withholdings for co-working interest owners when Sellers have paid such owners' taxes and have not previously collected such taxes through joint interest billings). Sellers will provide Purchaser with sufficient documentation to allow Purchaser to confirm amounts to be withheld, and each Seller, severally according to its ownership interest in the Assets and not jointly, will indemnify and hold Purchaser harmless from liability for deducting such sums as directed by Sellers. Purchaser agrees promptly to forward to Sellers such sums which are withheld pursuant to this Section 15.2.

15.3 Sales Taxes. Purchaser shall pay, or cause to be paid, all sales, use, transfer, and similar taxes, if any, resulting from the sale and transfer of the Assets to Purchaser hereunder (including without limitation, all applicable conveyance, transfer and recording fees, and real estate transfer stamps or taxes imposed on the transfer of the Assets pursuant to this Agreement), and shall prepare and file all tax returns required to be filed with respect to such taxes.

15.4 Other Taxes. All production, severance, excise, and other similar taxes that are based upon production of, or income or revenues from, Hydrocarbons attributable to the Assets prior to the Effective Date shall be paid by Sellers, and all such taxes relating to such production on or after the Effective Date shall be paid by Purchaser. The Party responsible for payment of such taxes shall prepare and file all tax returns required to be filed in respect thereof. This Section 15.4 shall not apply to any tax to the extent specifically otherwise provided elsewhere in this Agreement.

15.5 Cooperation. Each Party shall cooperate with the other Party and provide the other Party with all information in its possession or to which it has access which may be reasonably required by the other Party in connection with the preparation of any tax return relating to the Assets, the audit or examination of any such returns by any tax authority, and the determination of or contest of any tax relating to the Assets. Notwithstanding anything to the contrary in this Agreement, neither Party shall be required at any time to disclose to the other Party any tax returns or other confidential tax information except to the extent required by Applicable Law or court order.

15.6 Tax Indemnity. Each Seller, severally according to its ownership interest in the Assets and not jointly, shall indemnify and hold harmless Purchaser, and Purchaser shall indemnify and hold harmless Sellers, in each case with respect to the payment of any taxes, including any interest or penalties assessed thereon, for which the indemnifying Party is responsible pursuant to the provisions of this Article 15.

                               16. MISCELLANEOUS

16.1 Entire Agreement. This Agreement, the Confidentiality Agreement dated June 27, 2007, between DSX and Purchaser (the "Confidentiality Agreement"), the General Assignment, the documents to be executed pursuant to this Agreement, and the attached Exhibits and Schedules constitute the entire agreement between the Parties pertaining to the subject matter of this Agreement and supersede all prior agreements, understandings, negotiations and discussions of the Parties, whether oral or written, and there are no warranties, representations or other agreements between the Parties in connection with the subject matter of this Agreement except as specifically set forth herein or in documents delivered pursuant hereto. No supplement, amendment, alteration, modification, or waiver of this Agreement shall be binding unless executed in writing by the Parties.

16.2 Waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

16.3 Headings. The headings of articles and sections used in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. References herein to articles, sections, exhibits, and schedules are to articles, sections, exhibits, and schedules to this Agreement unless expressly stated otherwise.

16.4 Assignment. Prior to the Closing, no Party shall assign all or any part of this Agreement, nor shall any Party assign or delegate any of its rights or duties hereunder, without the prior written consent of the other Party, which consent shall not be unreasonably witheld or delayed; provided, however, that no such consent shall be required in the event of an assignment and delegation by a Party of its rights and duties under this Agreement to an Affiliate of such Party, or the pledging or assignment of, or the granting of a security interest in, this Agreement by a Party in connection with obtaining financing. Except as otherwise provided in the preceding sentence of this Section 16.4, any such assignment made without such consent shall be void, and such purported assignee shall have no rights, directly or indirectly, to enforce the rights of its purported assignor under this Agreement. Except as otherwise provided in this
Section 16.4, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors, assigns, and legal representatives. No assignment or designation shall relieve the assigning Party from any obligation hereunder unless expressly so agreed by the other Party.

16.5 No Third Party Beneficiaries. Nothing in this Agreement shall entitle any party other than Purchaser and Sellers and their duly authorized successors or assigns (to the extent permitted by Section 16.4) to any claim, cause of action, remedy, or right of any kind.

16.6 Governing Law. This Agreement, the other documents delivered pursuant hereto, and the legal relations between the Parties shall be governed and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed wholly within the State of Texas. The validity of the various assignments or conveyances affecting the title to the Assets (and the warranties of title thereunder) shall be governed by and construed in accordance with the laws of the jurisdictions in which the Assets are located.

16.7 Notices. Any notice, communication, request, instruction or other document required or permitted by this Agreement shall be given in writing by certified mail, return receipt requested, postage prepaid, or by prepaid air express, hand delivery, or facsimile (except that notice given by facsimile shall be effective upon receipt only if received during normal business hours, and if received after normal business hours, such notice shall be deemed given at the commencement of normal business hours on the next business day) as follows:

          If to Sellers:                         If to Purchaser:

          c/o DSX Energy Limited, LLP            Baseline Oil & Gas Corp.
          800 N. Shoreline Blvd., Suite 2570S    11811 North Freeway, Suite 200
          Corpus Christi, Texas 78401            Houston, Texas  77060
          Attention:  Mr. Douglas Sartoris       Attention:  Mr. Thomas Kaetzer
          Telephone:  (361) 884-1130             Telephone:  (281) 591-6100
          Facsimile:  (361) 884-1171             Facsimile:  (281) 445-5880
          with a copy to:

          Mr. H Scott Taylor
          Branscomb PC
          802 N. Carancahua, Suite 1900
          Corpus Christi, Texas 78470
          Telephone:  (361) 888-9261
          Facsimile:  (361) 888-8504

16.8 Execution in Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but such counterparts together shall constitute for all purposes one agreement.

16.9 Expenses. Except as otherwise provided in this Agreement, each Party shall be solely responsible for all expenses incurred by it in connection with the transaction contemplated herein (including, without limitation, fees and expenses of its own counsel and accountants) and shall not be entitled to reimbursement therefor from the other Party.

16.10   Confidentiality.

16.10.1 Sellers' and Purchaser's respective obligations under the Confidentiality Agreement shall terminate upon the Closing. Purchaser agrees that if this Agreement is terminated prior to the Closing for any reason whatsoever, Purchaser's obligations under the Confidentiality Agreement and Section 9.1 hereof shall continue in accordance with the terms thereof.

16.10.2 After the Closing, Purchaser agrees not to disclose proprietary or confidential information other than the Records provided by Sellers to

        Purchaser unless (i) Sellers shall have consented thereto in writing,
        (ii) disclosure is required pursuant to a court order or by subpoena or similar legal process, or (iii) disclosure is made on advice of its counsel, pursuant to a request by a Governmental Body, pursuant to Applicable Laws, or to comply with the rules and regulations of any stock exchange, or (iv) such information has been previously made public (except as a result of a breach of this Agreement); provided, however, Purchaser may disclose such information to its representatives, agents, attorneys, consultants, and auditors as needed, but in such event, Purchaser shall use reasonable efforts to cause such persons to keep such information confidential.

16.11 Exhibits and Schedules. All references in this Agreement to Exhibits shall be deemed to be references to such Exhibits as the same may be amended and supplemented by mutual agreement of the Parties through and as of the Closing, and all such Exhibits, as amended and supplemented, are hereby incorporated into this Agreement by reference.

16.12 Publicity. Prior to making any press or other similar release or public announcements regarding the transactions contemplated by this Agreement, each Party shall consult with the other Party regarding the proposed contents thereof, but no approval thereof shall be required.

16.13 Use of Sellers' Names. Purchaser agrees to use reasonable efforts, as soon as practicable after the Closing, but in any case no later than one hundred eighty (180) days after the Closing, to remove or cause to be removed from the Assets, to the extent it has knowledge of the existence of same, all evidence of the names and marks used by Sellers and all variations and derivatives thereof and logos relating thereto, and will not thereafter make any commercial use of such names, marks and logos.

16.14 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the contemplated transactions is not affected in any material adverse manner to either Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the contemplated transactions are fulfilled to the extent possible.

16.15 Affiliate. For purposes of this Agreement, the term "Affiliate" (whether capitalized or not) shall mean, when used with respect to a person or entity, any other person or entity (i) which directly or indirectly (through one or more intermediaries) controls, or is controlled by, or is under common control with, such first mentioned person or entity, or (ii) which beneficially owns, holds, or controls fifty percent (50%) or more of the interest of such first mentioned person or entity. The term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person or entity, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

16.16 Attorney's Fees. Any Party successfully pursuing a claim for the enforcement of any provision of this Agreement, including, without limitation,


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agreements of indemnity contained herein or any of the documents to be delivered pursuant hereto, shall be entitled to recover from the unsuccessful Party reasonable attorneys' fees, court costs, and other expenses incurred by the successful Party in such action.

16.17 Interest. In the event that either Party brings suit to collect any amount owed by the other Party hereunder, such other Party shall pay the Party bringing such suit interest on any amount so collected from the date of demand (or, if earlier, the date due) until the date of payment at the Agreed Rate.

16.18 Exchange. Sellers shall have the right to utilize all or part of the Assets as part of a tax deferred exchange pursuant to Section 1031 of the IRC and applicable state and local tax laws. In connection with an exchange, and notwithstanding the terms of Section 16.4, all or part of the rights of Sellers under this Agreement may be assigned, without the need for Purchaser's consent, to an intermediary, escrow agent, trustee, or other exchange accommodation party, provided that such assignment shall not relieve Sellers of their obligations to Purchaser hereunder. Purchaser shall cooperate with Sellers in effecting such an exchange, including, without limitation, the execution of escrow instructions and other instruments, provided that: (i) the acquisition and exchange of any exchange property shall not impose upon Purchaser any additional financial obligation other than as set out in this Agreement; (ii) Purchaser shall have no obligation to become a holder of record title to any exchange property; (iii) each Seller, severally according to its ownership interest in the Assets and not jointly, shall indemnify and hold Purchaser harmless from any and all Costs which Purchaser incurs or to which Purchaser may be exposed as a result of Purchaser's participation in the contemplated exchange, including reasonable attorneys' fees and costs of defense; (iv) the Closing shall not be delayed or affected by reason of such exchange nor shall the consummation or accomplishment of such exchange be a condition precedent or condition subsequent to Sellers' obligations under this Agreement; (v) Purchaser shall not, by this Agreement or acquiescence to such exchange, have its rights under this Agreement affected or diminished in any manner; and (vi) Purchaser shall not, by this Agreement or acquiescence to such exchange, be responsible for compliance with or deemed to have warranted to Sellers that such exchange in fact complies with Section 1031 of the IRC or any state or local tax law. If any exchange contemplated by Sellers should fail to occur, for whatever reason, the sale of the Assets shall nonetheless be consummated as provided herein.

16.19 Data. With respect to all of its operations on the Properties from and after the Closing Date, Purchaser agrees to furnish the following information to Doug Sartoris within five (5) days of Purchaser's receipt of such information:
a) copies of the daily operations reports during drilling, re-working, logging, testing, completing, re-completing, sidetracking or similar operations on the Properties; and b) mud logs, logs, well tests, formation tests, directional and velocity surveys, cores, pressure tests and related information.

16.20 Execution. This Agreement may be executed in multiple counterparts, each of which shall be considered an original for all purposes. Facsimile signatures shall be deemed original signatures for purposed of enforcing this Agreement.



                            [Signature pages follow]


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